UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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BorgWarner Inc.

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Notice of 2021

Annual Meeting of Stockholders
and Proxy Statement

BorgWarner’s 2020 Year in Review

2020 was a transformative year for BorgWarner Inc. (“BorgWarner” or the “Company”). In response to the unprecedented impacts of the global COVID-19 pandemic (“COVID-19” or the “global pandemic”) on the global economy and our businesses, management quickly pivoted to best serve our stakeholders, our employees, our customers, our partners, and the communities in which we live and work. COVID-19 had a material adverse impact on our revenue and overall profitability in 2020, primarily in the second quarter. While production levels largely returned in the third and fourth quarters and revenue and profitability improved, COVID-19 continues to impact our businesses globally.

Against that backdrop, we successfully completed our acquisition of Delphi Technologies PLC (“Delphi Technologies”), which reinforces our leadership in electrified propulsion systems and strengthens our electronics and power electronics scale, technology, and talent, and adds to system capabilities. The acquisition is expected to strengthen the Company’s electronics and power electronics products, capabilities, and scale. It is also expected to position the Company for greater growth as electrified propulsion systems gain momentum, and enhance key combustion, commercial vehicle, and aftermarket product offerings.

In the middle of the global pandemic and a significant acquisition, a tornado struck our facility in Seneca, South Carolina, causing extensive damage and resulting in the loss of life of one contractor.

COVID-19 Response

Many of our facilities were deemed essential and remained open throughout the global pandemic. In response to COVID-19, we prioritized the health and safety of our employees, while continuing to meet the needs of our customers. As a global manufacturer, we responded to shelter-in-place and other government orders in all our locations around the world and took numerous actions, including:

•	Introduced work-from-home practices for employees who could do so
•	Offered virtual counseling for employees through our Employee Assistance Program
•	Temporarily closed, or reduced operations at, our manufacturing and assembly facilities
•	Implemented extensive cleaning protocols, social distancing guidelines, and requirements for employees to wear masks at our facilities
•	Temporarily reduced base salaries of management members and annual retainers of non-employee directors (subsequently restored on September 1, 2020)
•	Limited travel to business essential activities
•	Formed a COVID-19 Safe Restart Task Force that created a roadmap, guidelines, and shared best practices for all our facilities to utilize in addition to following local guidelines

Our facilities are safely operating, and, as the global pandemic evolves, we will continue to monitor developments and implement best practices to best serve our employees, customers, partners, and communities.

Acquisition of Delphi Technologies PLC

On October 1, 2020, we completed our acquisition of Delphi Technologies. We welcomed approximately 19,000 new employees through “Welcome Day” activities offered worldwide.

We believe our acquisition:

•	Strengthens our electronics and power electronics products, capabilities, and scale, creating a leader in electrified propulsion systems that we believe is well-positioned to take advantage of future propulsion migration. Delphi Technologies brings industry-leading power electronics technology and talent, with an established production, supply, and customer base. Our combined Company offers customers a suite of integrated and standalone offerings of power electronics products (including high voltage inverters, converters, on-board chargers, and battery management systems) and capabilities (including software, systems integration, and thermal management).
•	Enhances key combustion, commercial vehicle, and aftermarket businesses. Delphi Technologies’ breadth of combustion propulsion products complements BorgWarner’s innovative portfolio, which was focused on clean technologies to increase efficiency and performance of modern combustion vehicles. Adding Delphi Technologies’ commercial vehicle and aftermarket business resulted in more balance across light vehicles, commercial vehicles, and the aftermarket.

Seneca Plant Tornado

In the early morning hours of April 13, 2020, our Seneca Plant was struck by a devastating tornado and sustained significant damage and loss of life of one contractor. Within hours of the storm, we assessed the damage, and we put in place an aggressive plan to retrofit the plant enough to resume operations by early May. Employees of the plant and team members from Michigan and Mexico came to support the rebuild efforts bringing with them masks and other PPE supplies. Within 500 hours, the plant had resumed limited production with the first transfer case rolling off the production line. The effort is a true testament to the power of collaboration and teamwork of the employees in Seneca and all of BorgWarner, a real success story in the midst of the global pandemic.

The Company’s Objectives

RELIABLY DELIVERING WHAT’S NEEDED TODAY

There are few challenges as important today as creating solutions that support a clean, energy-efficient world. This requires a commitment to constantly improve the transportation of people and things. At BorgWarner, we made that commitment decades ago and have since been creating technologies to improve efficiency, emissions, and performance in all types of vehicles.

CONSTANTLY PURSUING WHAT’S NEXT

Our proven track record has made us a product leader in clean, energy-efficient propulsion system solutions for combustion, hybrid, and electric vehicles. We uncover strong trends and use smart science and technology to address a future based on varying regulations, consumer demands, and automaker requirements.

PRODUCT LEADERSHIP THAT’S CHANGING THE WORLD

Our employees have earned trusted partnerships with customers and suppliers around the world. We leverage these relationships to gain a deeper understanding of the challenges at hand and then do what it takes to develop the next solution. Our strong operations and commercialization expertise result in high-volume availability of competitive, efficient products that truly drive change.

*	Relative revenue growth, adjusted operating margin, and free cash flow are Non-GAAP measures. Adjusted operating margin and free cash flow include the impact of the Delphi Technologies acquisition that closed on October 1, 2020. Reconciliations to comparable GAAP measures for relative revenue growth, adjusted operating margin, and free cash flow can be found in Appendix A.

Notice of Annual Meeting of Stockholders

DEAR FELLOW STOCKHOLDER:

On behalf of the Board of Directors (our “Board”) and management of BorgWarner Inc., we invite you to attend the 2021 Annual Meeting of Stockholders at The Ritz-Carlton, Naples located at 280 Vanderbilt Beach Road, Naples, Florida 34108 on Wednesday, April 28, 2021, at 9:00 a.m., local time, for the following purposes:

Items to be Voted:	Board Recommendation	Page
ITEM 1 Elect nine Directors to serve for the next year	vote FOR the Board’s nominees	page 11
ITEM 2 Approve, on an advisory basis, the compensation of our named executive officers	vote FOR	page 24
ITEM 3 Ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2021	vote FOR	page 54
ITEM 4 Vote on a stockholder proposal to enable 10% of shares to request a record date to initiate stockholder written consent	vote AGAINST	page 60
ITEM 5 Transact such other business as may properly come before the meeting or any adjournment or postponement thereof

Only stockholders of record at the close of business on March 1, 2021 are entitled to vote at the meeting or any adjournment or postponement thereof.

Please read the attached proxy statement carefully as it describes in greater detail the matters to be acted upon and your voting rights with respect to those matters. The enclosed proxy card is solicited by the Board of Directors.

Along with the attached proxy statement, we are providing you our Annual Report on Form 10-K for our fiscal year ended December 31, 2020. Stockholders are not to regard our Annual Report on Form 10-K, which includes our audited financial statements, as proxy solicitation material.

By Order of the Board of Directors,

Tonit M. Calaway

Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

Auburn Hills, Michigan

March 19, 2021

DATE AND TIME: Wednesday, April 28, 2021 9:00 a.m., local time
YOUR VOTE IS IMPORTANT! You can submit your vote by:
TELEPHONE Call us free of charge at 1-800-690-6903 and follow the instructions.
INTERNET Access the internet, go to www.proxyvote.com and follow the instructions.
MAIL You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. See page 62 for instructions on how to receive a paper copy of our proxy materials.
IN PERSON If you attend the meeting, you may vote in person if you wish to do so, even if you have previously submitted your proxy.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR OUR ANNUAL MEETING TO BE HELD ON WEDNESDAY, APRIL 28, 2021

We have elected to furnish materials for the Annual Meeting via the internet. Beginning on or about March 19, 2021, we will mail a notice of internet availability to most of our stockholders containing instructions on how to access the proxy materials and vote online. All of our other stockholders will be sent a copy of our proxy materials by mail or e-mail on or about March 19, 2021. See your proxy card or page 62 for more information on how you can elect to receive your proxy materials over the internet or by e-mail if you received them by mail this year.

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Proxy Summary

This summary of voting items provides information that you should consider before voting on the items presented at this year’s Annual Meeting of Stockholders (the “Annual Meeting”). This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

PROPOSAL 1	TO ELECT NINE DIRECTORS TO THE BOARD OF DIRECTORS	Our Board recommends that you vote “FOR” the Board’s nominees.

Directors John R. McKernan and Vicki L. Sato will retire from our Board at the conclusion of their terms at the Annual Meeting in accordance with our Corporate Governance Guidelines’ director retirement policy (age 72). The Board expects to appoint current members of our Board to succeed Governor McKernan as Chair of the Corporate Governance Committee and Dr. Sato as Chair of the Compensation Committee and as a member of the Executive Committee.

Dennis C. Cuneo 71
Partner, Fisher & Phillips LLP; Former Senior Vice President, Toyota Motor North America
Director since: 2009
Committees: CGC, CC

Alexis P. Michas 63
Non-Executive Chair of the Board, BorgWarner Inc.; Managing Partner, Juniper Investment Company, LLC
Director since: 1993
Other current directorships: PerkinElmer, Inc.
Committees: EC (Independent Chair)

David S. Haffner 68
Retired Chairman and Chief Executive Officer of Leggett & Platt, Inc.
Director since: 2020
Committees: CGC

Average Tenure
5.8
Average Age
62

Michael S. Hanley 65
Retired Global Automotive Leader, Ernst & Young LLP
Director since: 2016
Committees: AC (Independent Chair)

Shaun E. McAlmont 55
President, Career Learning, Stride, Inc.
Director since: 2020
Committees: CC

Frédéric B. Lissalde 53
President and Chief Executive Officer, BorgWarner Inc.
Director since: 2018
Other current directorships: Autoliv, Inc.
Committees: EC

Independent Chair **AC:** Audit Committee **CC:** Compensation Committee **CGC:** Corporate Governance Committee **EC:** Executive Committee

Independent | Executive | Diverse (women and/or minorities) | Non-Diverse

2	BorgWarner Inc. 2021 Proxy Statement

Proxy Summary

CORPORATE GOVERNANCE HIGHLIGHTS

 Independent Board Chair

 Annual election of directors

 Majority voting standard for election of directors

 Robust stockholder engagement

 Use of a skills matrix to align Board selection with business strategy

 Limit on number of public company directorships Board members may hold (4)

 Director retirement policy (age 72)

 Clawback and recoupment policies

 Share ownership policies

 Prohibition of speculative and hedging transactions by all employees and directors

 Corporate Sustainability Report

 Stockholder right to call a special meeting (20%)

 Stockholder right to act by written consent (20%)

 No supermajority voting provisions for common stockholders

 Proxy access stockholder right

 No stockholder rights plan

BOARD ATTRIBUTES, SKILLS, AND EXPERIENCE

Our Board takes a thoughtful approach to its composition and refreshment, with a focus on creating a balanced Board that, as a whole, has the expertise, knowledge, and qualifications needed to guide the Company in execution of its business strategy. Our Board’s principal areas of expertise include:

Board Skills

Has either long (measured in years) or high-level experience in the original equipment vehicle manufacture or vehicle systems or component supply business.

Serves as or has served as Chairperson or Chief Executive Officer of a corporation that does or did business on more than one continent.

Cultural, ethnic, or geographic background increases the diversity of such backgrounds represented on the Board.

Current or former member of corporate governance committee of a public company or advised a public company on corporate governance matters.

Was born outside of the United States.

Holds one or more degrees in engineering or has acquired specialized technical knowledge in industry-relevant product design and development, electronic controls, or ground propulsion technology

Has served as a leader in technology, strategy, or innovation in a mid-cap or larger multi-national company or currently does so. Experience in disruptive technology is also desired.

Participated in or directly oversaw manufacturing operations during a significant portion of their career or currently does so.

As determined by our Board, qualifies as an “Audit Committee Financial Expert” as defined in U.S. Securities and Exchange Commission (“SEC”) rules.

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Proxy Summary

STOCKHOLDER ENGAGEMENT

In 2020, management and our Board continued to conduct extensive outreach with our stockholders. We increased engagement compared to 2019 and conducted outreach meetings in December 2020.

We contacted our	Representing approximately
Top 35 Stockholders	68% of our outstanding shares (as of November 24, 2020)

We held virtual meetings or calls with	Representing holders of approximately
10 Stockholders	25% of our outstanding shares (as of November 24, 2020)

In addition to the outreach meetings mentioned above, we conducted outreach meetings with our stockholders and former Delphi Technologies stockholders in January and February 2020 in connection with the Delphi Technologies acquisition. These meetings included stockholders representing more than 22% of our stock and former Delphi Technologies stockholders holding approximately 15% of Delphi Technologies’ stock (both figures as of January 28, 2020).

Our stockholder engagement consists of three stages: off-season stockholder engagement; the Annual Meeting; and stockholder engagement following the Annual Meeting.

Off-Season Engagement	Annual Meeting of Stockholders	Following the Annual Meeting

•  We reached out to our top 35 investors to discuss corporate governance, corporate responsibility, and executive compensation matters, and solicit feedback

•  Our Board is provided with our stockholders’ feedback for consideration

•  The Board and management discussed feedback and whether action should be taken

•  Disclosure enhancements are considered

•  In the lead-up to the Annual Meeting, we conduct engagement meetings with stockholders who have questions or concerns regarding ballot items

•  At the Annual Meeting, our stockholders vote on the election of directors, executive compensation, ratification of our auditors, and other management and stockholder proposals

•  Our Board and management review the vote results from our Annual Meeting

•  The Board and management discuss vote results and whether action should be taken

•  Preparation begins for off-season engagement meetings

We shared and discussed with the full Board the stockholder feedback that we received in 2020. Topics that we discussed with investors included COVID-19 response, diversity and inclusion, human capital management, executive compensation, Board composition and refreshment, business strategy, and sustainability. Engagement with our stockholders is a valuable source of input for our Board and management team and has helped to inform decisions on topics we have discussed.

4	BorgWarner Inc. 2021 Proxy Statement

Proxy Summary

PROPOSAL 2	APPROVAL, BY ADVISORY VOTE, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	Our Board recommends that you vote “FOR” this proposal.

Why Should You Vote in Favor of Our 2021 Say-on-Pay Proposal?

The fundamental principles underlying the Company’s compensation philosophy are aligning pay and performance, driving strong business results, focusing on long-term stockholder return, and attracting and retaining high-quality talent.

We continue to evolve our executive compensation program to ensure that it aligns with our long-term strategy and provides a strong link between pay and performance. The compensation of our NEOs (as defined in Proposal 2) was performance-based, with approximately 73%-88% of their direct compensation (salary and target annual and long-term incentives) at risk and based on Company performance. We regularly meet with our investors to discuss our compensation practices, seek their feedback, and respond to any feedback shared with us. In 2020, the Company’s executive compensation program received substantial stockholder support and was approved, on an advisory basis, by 93.4% of stockholders voting on the proposal at the 2020 Annual Meeting of Stockholders.

Our Executive Compensation Goals and Guiding Principles

Our objective is to maintain an executive compensation program that:

•	Attracts and retains the best global talent
•	Motivates our executives to perform in support of the Company’s business strategies and goals (including growth and the creation of long-term stockholder value) while not encouraging excessive risk taking
•	Links executives’ and stockholders’ interests through equity-based incentive plans
•	Provides a compensation package that reflects individual performance as well as overall business results

2020 CEO Target Compensation

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Proxy Summary

PROPOSAL 3	RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	Our Board recommends that you vote “FOR” this proposal.

PROPOSAL 4	VOTE ON STOCKHOLDER PROPOSAL TO ENABLE 10% OF SHARES TO REQUEST A RECORD DATE TO INITIATE STOCKHOLDER WRITTEN CONSENT	Our Board recommends that you vote “AGAINST” this proposal.

We will also take action upon any other business as may properly come before the 2021 Annual Meeting and any adjournments or postponements of that meeting.

Our Board or proxy holders will use their discretion on other matters that may arise at the 2021 Annual Meeting.

6	BorgWarner Inc. 2021 Proxy Statement

Sustainability

SUSTAINABILITY GOVERNANCE

We are delivering on our vision of a clean, energy-efficient world. We made that commitment decades ago and have since been creating technologies to improve efficiency, emissions, and performance of all types of vehicles. Our proven track record demonstrates our industry leadership in clean, efficient technology solutions for combustion, hybrid, and electric vehicles. To deliver our vision, we are guided by our beliefs of inclusion, integrity, excellence, responsibility, and collaboration. These are values we live by, instill in our employees, and uphold with our customers, suppliers, and communities.

Our Board delegates oversight for sustainability to the Corporate Governance Committee of the Board of Directors (the “Corporate Governance Committee”). The Corporate Governance Committee is authorized to review and make recommendations about the Company’s sustainability strategy, policies, and procedures to encourage long-term sustainable performance and effective communication of sustainability initiatives to stakeholders. The Corporate Governance Committee provides oversight to the executive management team (the “Strategy Board”), which determines the sustainability strategies, approves goals, and provides resources to meet performance targets.

OUR APPROACH TO SUSTAINABILITY

To us, sustainability means sustaining our business by creating a clean, energy-efficient future for our people, customers, communities, and planet. To deliver this, we know we must foster a diverse, engaging, and safe workplace that respects the needs of all stakeholders. Our Board, our executives, and our employees know that sustainability is fundamental to the continued long-term success of our Company. Underscoring this, our Strategy Board approved an ambitious strategy and set of environmental, social, and governance commitments to ensure we are a leader in our sector across the topics that are most important to the success of our business and our stakeholders. Furthermore, to ensure transparency for all our stakeholders, our reporting is aligned with the GRI, SASB, and TCFD frameworks.

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Sustainability

OUR PEOPLE

We are a company of approximately 50,000 (as of December 31, 2020) globally dispersed, terrific employees. We are only able to achieve the results that we do because of our people. We are committed to attracting, developing, engaging, and retaining the best talent in an environment that is down-to-earth and inclusive, and committed to excellence.

In light of the Delphi Technologies acquisition, when we added nearly 19,000 new BorgWarner employees to the team, it remains critically important for us to focus on diversity, equity & inclusion, engagement & sentiment, and health & safety.

Understanding that we would have new team members joining through the Delphi Technologies acquisition, we were purposeful in 2020 to refresh our BorgWarner Beliefs (“Our Beliefs”). Our Beliefs are foundational to how we work together across the business, and we believe they support our ability to attract, engage, and retain talent. They support an inclusive environment with a strong sense of belonging and purpose that drives our work.

Unless otherwise specifically stated, the following information covers BorgWarner’s performance in 2020, with the inclusion of Delphi Technologies from the close of our acquisition in October 2020.

Diversity, Equity, & Inclusion (“DE&I”)

Highlights from 2020:

•	We assigned a full-time fellow to the CEO Action Pledge for Diversity & Inclusion Coalition to advance racial equity in America.

•	We conducted a global gender pay equity study (pre-Delphi Technologies acquisition), receiving positive results of 98.7% parity in pay between men and women. We have plans to conduct a second global pay gender audit in 2021 (including Delphi Technologies).

•	We signed onto the Business Roundtable Multiple Pathway initiative, committing to advancing strategies that recognize skills and qualifications beyond a traditional university degree for those entering the workforce.

We aspire to provide our employees with a workplace experience focused on physical and psychological safety, where there is a strong spirit of inclusion and a deep sense of belonging, because we live Our Beliefs. We cultivate a culture where employees are treated with respect and their differences are valued. We provide opportunities that inspire them to thrive in every area they pursue. We are continually reviewing our policies, programs, and processes to ensure alignment with our DE&I strategy.

*	Those who participate in MIP
**	“New Hire” is defined as an employee who started employment in 2020, except those who joined through the acquisition of Delphi Technologies
***	In the United States Data as of December 31, 2020

8	BorgWarner Inc. 2021 Proxy Statement

Sustainability

Engagement & Sentiment

Ensuring that we are engaging our talents is critical to us. We strive to always ask our employees for their input and use that information to make the work environment better. In doing so, we strive to keep voluntary turnover low, and increase engagement and retention by providing professional development opportunities. In 2020, we worked on updating our employee survey strategy that we will redeploy in 2021.	56,700+ hours of training provided to salaried employees in 2020

Voluntary employee turnover in 2020
9% Overall	8% Salaried	10% Hourly

Health & Safety

We believe that nothing matters if we are not able to ensure our employees have a safe work environment. We consistently review our employee health & safety standards to ensure we maintain a safe environment. We have a formal health and safety management audit system in place at all of our manufacturing and technical centers. Evidence of our dedication is in our results:

Our global workforce total recordable incident rate for 2020 was 0.44^ which is considered as top quartile for our sector

Our response to COVID-19:

In response to COVID-19, we activated our Critical Event Management Team to closely monitor and provide global guidance on industry and regulatory health and safety recommendations. Additionally, we developed a Safe Restart Task Force focused on global facility restart best practices and the procurement of personal protective equipment in collaboration with industry partners. Highlights of safe work procedures implemented globally during 2020 included temporary travel bans, temperature screenings, enhanced sanitation and facility access procedures, suspected and/or positive case response, social distancing guidelines, and remote work arrangements.

Please refer to the Company’s Sustainability Report available on the Company’s website at www.borgwarner.com. In this Proxy Statement, we refer to additional materials or information available on or through our website. We do that for informational purposes only. In each case, we are not incorporating the content of our website in this Proxy Statement.

^	Excludes former Delphi Technologies locations

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10	BorgWarner Inc. 2021 Proxy Statement

Proposal 1
Election of Directors

At this meeting, stockholders will elect nine directors to a one-year term that will expire at our 2022 Annual Meeting and until their respective successors have been duly elected and qualified. The Board currently consists of eleven members. Directors John R. McKernan and Vicki L. Sato will retire from our Board at the conclusion of their terms at the Annual Meeting in accordance with our Corporate Governance Guidelines’ director retirement policy (age 72). Governor McKernan has served as a director for 12 years, and Dr. Sato has served as a director for 7 years. The Company thanks them for their guidance and years of service. After a search and qualification process in which a search firm assisted, our Board was pleased to welcome Nelda J. Connors, David S. Haffner, and Shaun E. McAlmont as new directors in 2020.

Effective at this Annual Meeting, the Board has reduced its size to nine members in light of the retirements of Directors McKernan and Sato, and the Board will have no vacancies. The Board expects to appoint current members of our Board to succeed Governor McKernan as Chair of the Corporate Governance Committee and Dr. Sato as Chair of the Compensation Committee and as a member of the Executive Committee.

Our Board takes a thoughtful approach to its composition and refreshment, with focus on creating a balanced Board that, as a whole, has the expertise, knowledge, and qualifications needed to guide the Company in execution of its business strategy. The Corporate Governance Committee seeks to establish and maintain a Board that is strong in its collective knowledge and that possesses: notable auto industry experience; experience as Chair/ CEO of multi-national businesses; backgrounds that contribute to desired diversity; legal/corporate governance experience; international backgrounds; product or clean technology/electronics expertise; non-automotive technology expertise; manufacturing expertise; and accounting and finance expertise. The Corporate Governance Committee understands the value of diversity in decision making and has sought and will continue to seek qualified women and members of minority groups as Board candidates.

The current slate of director nominees blends fresh perspectives of newer directors with the continuity and institutional knowledge of longer-tenured directors for an average tenure of approximately 5.8 years.

See pages 16 and 17 for information on our process for director nominations and candidate requirements.

RECOMMENDATION

Our Board recommends a vote “FOR” the election of each of the nominees for director: Nelda J. Connors; Dennis C. Cuneo; David S. Haffner; Michael S. Hanley; Frédéric B. Lissalde; Paul A. Mascarenas; Shaun E. McAlmont; Deborah D. McWhinney; and Alexis P. Michas.

Information on Nominees for Directors

The following pages set forth as of March 1, 2021, with respect to each of the director nominees, his or her name, the year in which he or she first became a director of the Company, age, principal occupation, and his or her current directorships in other entities; a narrative description of the directors’ experience, qualifications, attributes, and skills; all directorships at public companies and registered investment companies held since March 1, 2016; and a description of any relevant legal proceedings in which the director was involved since March 1, 2011.

Each of the nominees for election has agreed to serve, if elected. All of the nominees are currently directors of the Company. In the event that any nominee should become unavailable for election, our Board may designate a substitute nominee, in which event the shares represented by proxies at the meeting will be voted for such substitute nominee unless an instruction to the contrary is indicated on the proxy card.

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Proposal 1 Election of Directors

DIRECTORS AND NOMINEES

DIRECTOR SINCE 2020

OTHER CURRENT DIRECTORSHIPS

Baker Hughes Company,
Boston Scientific Corporation,
EnerSys

BORGWARNER COMMITTEES

Audit

Nelda J. Connors, 55

Founder, Chairwoman and Chief Executive Officer, Pine Grove Holdings, LLC

KEY ATTRIBUTES, SKILLS, AND EXPERIENCE

Notable Auto Industry Experience	Experience as Chair/CEO of Multi-National Business	Background Contributes to Desired Diversity

Non-Automotive Technology Expertise	Manufacturing Experience	Meets SEC Definition of “Audit Committee Financial Expert

PRINCIPAL OCCUPATION AND DIRECTORSHIPS

Ms. Connors is the founder and has served as the Chairwoman and Chief Executive Officer of Pine Grove Holdings, LLC, a woman and minority-owned privately held investment company that acquires lower middle market companies with a high engineering and service component, since 2011. The investments are primarily focused in power generation, specialty logistics and transportation, SAAS and advanced materials. Prior to founding Pine Grove Holdings, LLC, Ms. Connors served as President and Chief Executive Officer of Atkore International Inc., formerly the Electrical and Metal Products division of Tyco International. Prior to joining Tyco, she served as Vice President at Eaton Corporation, a global electrical and automotive supplier, where she held several positions in operations, continuous improvement, and general management. Earlier in her career, Ms. Connors was employed in several senior executive and management capacities in the automotive industry with profit and loss responsibility.

Ms. Connors earned both undergraduate and graduate mechanical engineering degrees from the University of Dayton with post-graduate studies at the University of Tokyo in International Finance and Economics. She also serves as a director of Baker Hughes Company, Boston Scientific Corporation, and EnerSys. Previously, she served on the Board of Delphi Technologies PLC from 2019 to 2020.

Ms. Connors brings to the Board her executive leadership skills and her experience in the areas of operations and financial management, quality, engineering and business strategy, as well as her knowledge of public company matters resulting from her service on other public company boards.

DIRECTOR SINCE 2009

OTHER CURRENT DIRECTORSHIPS

None

BORGWARNER COMMITTEES

Compensation, Corporate
Governance

Dennis C. Cuneo, 71

Partner, Fisher & Phillips LLP; Former Senior Vice President, Toyota Motor North America

KEY ATTRIBUTES, SKILLS, AND EXPERIENCE

Notable Auto Industry Experience	Legal/Governance Experience	Manufacturing Experience

Meets SEC Definition of “Audit Committee Financial Expert”

PRINCIPAL OCCUPATION AND DIRECTORSHIPS

Mr. Cuneo, a former Toyota executive, has been an attorney with the law firm of Fisher  & Phillips LLP since July 2010, serving as Partner of the firm’s Washington, D.C. office. He also operates his own consulting firm, DC Strategic Advisors LLC, which provides strategic business advice to companies in the auto industry and other industries. He was Senior Vice President of Toyota North America, Inc. from 2000 to 2006; Corporate Secretary and Chief Environmental Officer of Toyota Motor North America Inc. from 2004 to 2006; and Senior Vice President of Toyota Motor Manufacturing North America from 2001 to 2006. Mr. Cuneo was formerly Board Chairman of the Federal Reserve Bank of Cleveland, Cincinnati branch, was formerly on the board of the Center for Automotive Research, and is Chair of the Board of Trustees of Loyola University in New Orleans. Mr. Cuneo was formerly on the board of AK Steel Holding Corporation from 2008 to 2020, where he was Chair of the Corporate Sustainability Committee, until it merged with Cleveland-Cliffs Inc. Mr. Cuneo brings experience in, and understanding of, the automotive industry and its trends.

Mr. Cuneo’s Toyota career spanned more than 22 years, during which he was responsible for legal affairs, administration, public relations, investor relations, environmental affairs, corporate advertising, government relations, philanthropy, planning, research, and Toyota’s Latin America Research Group. Mr. Cuneo also provides a legal perspective on issues facing the Board and the Company with respect to board oversight areas, corporate governance, and regulatory matters.

12	BorgWarner Inc. 2021 Proxy Statement

Proposal 1 Election of Directors

DIRECTOR SINCE 2020

OTHER CURRENT DIRECTORSHIPS

None

BORGWARNER COMMITTEES

Corporate Governance

David S. Haffner, 68

Retired Chairman and Chief Executive Officer, Leggett & Platt, Inc.

KEY ATTRIBUTES, SKILLS, AND EXPERIENCE

Notable Auto Industry Experience	Experience as Chair/CEO of Multi-National Business	Legal/Governance Experience

Product or Clean Technology/ Electronics Expertise	Non-Automotive Technology Expertise	Manufacturing Experience

PRINCIPAL OCCUPATION AND DIRECTORSHIPS

Mr. Haffner retired as the Chairman and Chief Executive Officer of Leggett & Platt, Inc., a diversified manufacturing company, in 2015. Mr. Haffner previously served as Chairman of the Board of Leggett  & Platt, Inc. in 2013, Chief Executive Officer in 2006 and President in 2002. Prior to that, he served as Chief Operating Officer and as Executive Vice President of Leggett & Platt.

Mr. Haffner holds a bachelor’s degree in engineering from the University of Missouri and a master’s degree in business administration from the University of Wisconsin-Oshkosh. He also completed the Engineering Executive Program at Stanford University. Previously, he served on the Board of Delphi Technologies PLC from 2017 to 2020, where he was Chair of the Compensation and Human Resources Committee, and The Bemis Company from 2004 to 2019, where he was Chair of the Compensation and Human Resources Committee.

Mr. Haffner brings to our Board executive leadership skills, including experience as a chief executive officer, and experience in the areas of manufacturing operations, labor relations, compensation strategy and financial performance.

DIRECTOR SINCE 2016

OTHER CURRENT DIRECTORSHIPS

None

BORGWARNER COMMITTEES

Audit Chair

Michael S. Hanley, 65

Retired Global Automotive Leader, Ernst  & Young LLP

KEY ATTRIBUTES, SKILLS, AND EXPERIENCE

Notable Auto Industry Experience	Meets SEC Definition of “Audit Committee Financial Expert”

PRINCIPAL OCCUPATION AND DIRECTORSHIPS

Mr. Hanley retired as a Partner from Ernst & Young LLP in 2014. He served as the firm’s Global Automotive Leader from 2003 to 2014 and was Senior Advisory Partner or Global Coordinating Partner for many automotive clients during his 24 years as a Partner.

Mr. Hanley’s extensive knowledge of accounting and his financial expertise in the automotive industry make him well qualified to serve as a member of our Board and as a member of the Audit Committee of our Board. Mr. Hanley provided assurance and industry advisory services to global clients for 37 years and was responsible for Ernst & Young’s automotive industry strategy and initiatives worldwide. He graduated from the University of Toledo and is a Certified Public Accountant (Retired). Mr. Hanley previously chaired the audit committee and nominating and governance committee, and served on the compensation committee, of another public company, Shiloh Industries, Inc., of which he was a director from 2014 until the sale of the company in 2020 to private investors.

www.borgwarner.com	13

Proposal 1 Election of Directors

DIRECTOR SINCE 2018

OTHER CURRENT DIRECTORSHIPS

Autoliv, Inc.

BORGWARNER COMMITTEES

Executive

Frédéric B. Lissalde, 53

President and Chief Executive Officer, BorgWarner Inc.

KEY ATTRIBUTES, SKILLS, AND EXPERIENCE

Notable Auto Industry Experience	Experience as Chair/CEO of Multi-National Business	Non-U.S. Origin

Product or Clean Technology/ Electronics Expertise	Manufacturing Experience

PRINCIPAL OCCUPATION AND DIRECTORSHIPS

Mr. Lissalde has been President and Chief Executive Officer of the Company since August 2018. He was Executive Vice President and Chief Operating Officer of the Company from January 2018 to July 2018. From May 2013 to December 2017, he was Vice President of the Company and President and General Manager of BorgWarner Turbo Systems LLC. Mr. Lissalde has served as a member of the Board of Directors of Autoliv, Inc. since December 2020.

Mr. Lissalde’s experience includes setting and executing strategic direction; driving business performance, growth, and culture; and the integration of purchased companies around the world. He brings expertise in those areas and intimate knowledge of the Company’s operations, its business, and industry to the Board. He formerly served as a board member of CLEPA (European Automotive Suppliers’ Association), based in Brussels, Belgium.

Prior to joining BorgWarner, Mr. Lissalde held positions at Valeo and ZF in the areas of program management, engineering, operations, and sales in the United Kingdom, Japan, and France.

Mr. Lissalde holds a Masters of Engineering degree from ENSAM - Ecole Nationale Supérieure des Arts et Métiers - Paris, and an MBA from HEC Paris. He is also a graduate of executive courses at INSEAD - Institut Européen d’Administration des Affaires, Harvard, and MIT.

DIRECTOR SINCE 2018

OTHER CURRENT DIRECTORSHIPS

United States Steel Corporation, ON Semiconductor Corporation, The Shyft Group

BORGWARNER COMMITTEES

Audit, Corporate Governance

Paul A. Mascarenas, 59

Venture Partner, Fontinalis Partners LLP;
Former Chief Technical Officer, Ford Motor Company

KEY ATTRIBUTES, SKILLS, AND EXPERIENCE

Notable Auto Industry Experience	Legal/Governance Experience	Non-U.S. Origin

Product or Clean Technology/ Electronics Expertise	Manufacturing Experience

PRINCIPAL OCCUPATION AND DIRECTORSHIPS

Mr. Mascarenas was the Chief Technical Officer of Ford Motor Company, an automotive manufacturer, from 2011 to 2014. He joined Ford in 1982 and held positions of increasingly significant responsibility. Previous positions included Vice President of Global Engineering from 2007 to 2011; Vice President of Vehicle Programs from 2005 to 2007; and Executive Director of Product Development from 2002 to 2004. He is currently a Venture Partner with Fontinalis Partners LLP, a venture capital firm, and serves on the boards of the United States Steel Corporation, ON Semiconductor Corporation, and The Shyft Group.

Mr. Mascarenas’ experience within the automotive industry and his 32-year career at Ford qualify him for membership on the Board. At Ford, he was responsible for their worldwide research organization, overseeing the development, and implementation of the company’s technology strategy and plans. He was also responsible for the development and launch of many global products, including the F-Series, Explorer, Mustang, Taurus, Fusion, and Focus models. The expertise Mr. Mascarenas has gained in his career and through his service on the board of public companies contributes broad understanding of technology, corporate governance matters, and industrial manufacturing. Mr. Mascarenas holds a Bachelor of Science degree in Mechanical Engineering from the University of London, King’s College and is a Chartered Engineer, a Fellow of the Institution of Mechanical Engineers, and a Fellow of the Society of Automotive Engineers (SAE) International. In addition, he holds an honorary doctorate degree from Chongqing University, and in 2015, was awarded an Order of the British Empire (OBE) for his services to the automotive industry.

14	BorgWarner Inc. 2021 Proxy Statement

Proposal 1 Election of Directors

DIRECTOR SINCE 2020

OTHER CURRENT DIRECTORSHIPS

None

BORGWARNER COMMITTEES

Compensation

Shaun E. McAlmont, 55

President, Career Learning, Stride, Inc.

KEY ATTRIBUTES, SKILLS, AND EXPERIENCE

Background Contributes to Desired Diversity	Non-U.S. Origin	Non-Automotive Technology Expertise

PRINCIPAL OCCUPATION AND DIRECTORSHIPS

Dr. McAlmont has served since 2018 as the President of Career Learning for Stride, Inc. (formerly known as K12, Inc.), a provider of online education programs, skills training, and talent development. There, Dr. McAlmont manages all aspects of Stride’s expanding career learning consumer and enterprise programs.

Prior to joining Stride, Dr. McAlmont worked as President and CEO of Neumont College of Computer Science, a for- profit career college offering degree programs focusing on computer sciences, from 2015 to 2017 and previously as CEO and Director of Lincoln Educational Services, which includes the Lincoln Tech automotive training schools.

Dr. McAlmont earned a Bachelor of Science degree from Brigham Young University. Shortly after graduating, he was hired at Stanford University as an academic advisor, and then returned to BYU to serve in a similar role. All the while, he continued his own education, earning a master’s degree in education administration from the University of San Francisco and later his doctorate in education from the University of Pennsylvania. In addition to his academic and career achievements, Dr. McAlmont also is a former NCAA and international athlete. At the University of Pennsylvania, he graduated with a rare dual distinction for both his dissertation and for the oral defense of his research on advising NCAA student athletes toward career readiness and success.

Dr. McAlmont currently serves on the BYU Marriott School of Management National Advisory Council and on the Board of Trustees for Neumont College of Computer Science.

Dr. McAlmont is a recognized business leader who brings significant expertise in human capital management, education and workforce development to our Board.

DIRECTOR SINCE 2018

OTHER CURRENT DIRECTORSHIPS

IHS Markit Ltd., LegalShield

BORGWARNER COMMITTEES

Compensation, Audit

Deborah D. McWhinney, 65

Retired Chief Executive Officer of Global Enterprise Payments, Citigroup Inc.

KEY ATTRIBUTES, SKILLS, AND EXPERIENCE

Experience as Chair/CEO of Multi-National Business	Background Contributes to Desired Diversity	Legal/Governance Experience

Non-Automotive Technology Expertise	Meets SEC Definition of “Audit Committee Financial Expert”	Product or Clean Technology/ Electronics Expertise

PRINCIPAL OCCUPATION AND DIRECTORSHIPS

Ms. McWhinney retired from Citigroup Inc., one of the largest financial services firms, in 2014 as Chief Executive Officer of Global Enterprise Payments. She joined Citigroup in 2009 as President of Wealth Management  & Personal Banking. Ms. McWhinney also co-chaired Citi Women, an internal program to improve training and sponsorship for women across the group and to develop high potential female executives. Prior to Citigroup, she spent six years as President of Charles Schwab Corp.’s division that serves financial advisors and was a member of the Schwab Bank board of directors. Ms. McWhinney is also a board member of IHS Markit Ltd. and Legal Shield. In addition to her public board service, Ms. McWhinney serves as a director of Franklin Templeton ETF Funds. Previously, she served on the Boards of Fluor Corp from 2014 to 2020, Focus Financial Partners, Inc. from 2018 to 2020, and Lloyds Banking Group from 2015 to 2018, where she was Chair of the Cyber and IT Resilience Committee, and Fresenius Medical Company from 2016 to 2018. She is also on the Board of Trustees for the California Institute for Technology and the Institute for Defense Analyses.

In Ms. McWhinney’s former role at Citigroup, she was responsible for developing and implementing new mobile and online services around the globe for some of the world’s largest corporations and governments. The expertise Ms. McWhinney has gained in her career, and through her service on the boards of other public companies contributes financial expertise, knowledge of cyber security matters, and broad understanding of corporate governance matters. Ms. McWhinney holds a Bachelor of Arts in Communications from the University of Montana.

www.borgwarner.com	15

Proposal 1 Election of Directors

DIRECTOR SINCE 1993

OTHER CURRENT DIRECTORSHIPS

PerkinElmer, Inc.

BORGWARNER COMMITTEES

Executive Chair

Alexis P. Michas, 63

Non-Executive Chair of the Board, BorgWarner Inc.;
Managing Partner, Juniper Investment Company, LLC

KEY ATTRIBUTES, SKILLS, AND EXPERIENCE

Experience as Chair/CEO of Multi-National Business	Legal/Governance Experience	Non-U.S. Origin

Meets SEC Definition of “Audit Committee Financial Expert”

PRINCIPAL OCCUPATION AND DIRECTORSHIPS

Mr. Michas is the founder and Managing Partner of Juniper Investment Company, LLC, an investment fund. Mr. Michas is also a Principal of Aetolian Investors, LLC, a registered Commodity Pool Operator. Mr. Michas received a Bachelor of Arts degree from Harvard College and a Master of Business Administration degree from Harvard Business School. Mr. Michas is the Non-Executive Chairman of PerkinElmer, Inc. and a director of Theragenics Corporation, a privately held company. Mr. Michas also served as the Non-Executive Chairman of the Board of Directors of Lincoln Educational Services Corporation until 2015 and as a director of Allied Motion Technologies, Inc. until July 2017.

Mr. Michas brings to our Board many years of private equity experience across a wide range of industries, and a successful record of managing investments in public companies. Mr. Michas also brings extensive transactional expertise, including mergers and acquisitions, IPOs, debt and equity offerings, and bank financing. This expertise allows Mr. Michas to provide our Board with valuable insight on trends in global debt and equity markets, and the impact of such trends on the capital structure of the Company. We also benefit from the corporate governance knowledge developed by Mr. Michas in his board roles with other public companies, including his service as Non-Executive Chair, lead director, and a member of the compensation, governance, audit, finance, and executive committees of such companies. Mr. Michas’ knowledge of the Company and his thorough understanding of the role of boards of directors qualify him to serve on our Board and as Non-Executive Chair.

DIRECTOR NOMINEE REQUIREMENTS

The Corporate Governance Committee seeks to establish and maintain a board that is strong in its collective knowledge and that possesses a diversity of skills, background, and experience in areas identified as relevant to guide the Company in execution of its business strategy, recognizing that these areas may change over time. In considering whether to recommend to the full Board any candidate for inclusion in our Board’s slate of recommended director nominees, the Corporate Governance Committee will consider, among other things, the extent to which candidates possess the following factors:

•	the highest personal and professional ethics, integrity, and values

•	demonstrated business acumen, experience, and ability to use sound judgment to contribute to effective oversight of the business and financial affairs of the Company

•	ability to evaluate strategic options and risks and form independent opinions, stated constructively to contribute to guidance and direction of the Company

•	active, objective, and constructive participation at meetings of our Board and its committees, with flexibility in approaching problems

•	open-mindedness on policy issues and areas of activity affecting overall interests of the Company and its stockholders

•	stature to represent the Company before the public, stockholders, and various others who affect the Company

•	involvement only in activities and interests that do not create a conflict with the director’s responsibilities to the Company and its stockholders

•	willingness to objectively appraise management performance in the interest of the stockholders

•	interest and availability of time to be involved with the Company and its employees over a sustained period

•	ability to work well with others, with deep and wide perspective in dealing with people and situations, and respect for the views of others

•	a reasoned and balanced commitment to the social responsibilities of the Company

•	contribution to our Board’s desired diversity and balance

•	willingness of independent directors to limit public company board service to four or fewer boards (any exceptions would require Corporate Governance Committee approval)

•	willingness to tender, promptly following the Annual Meeting at which they are elected or re-elected as director, an irrevocable resignation that will be effective upon (i) the failure to receive the required vote at the next Annual Meeting at which they face re-election, and (ii) our Board’s acceptance of such resignation

•	willingness to provide all information, including completion of a questionnaire, required by the Company’s Amended and Restated By-laws (“By-laws”)

16	BorgWarner Inc. 2021 Proxy Statement

Proposal 1 Election of Directors

NOMINATION PROCESS AND EVALUATION

The Corporate Governance Committee accepts candidate recommendations and referrals from a variety of sources, including stockholders, directors, management, search firms, and other sources. An overview of the process undertaken by the Corporate Governance Committee when evaluating candidates includes:

•	use of a skills matrix to identify specific attributes desired to be represented on our Board

•	an assessment of the candidates’ freedom from conflicts of interest and independence

•	consideration of the narrowed pool of candidates’ qualifications, expertise, and cognitive diversity

•	candidates are discussed and interviewed by the Corporate Governance Committee, Non-Executive Chair, and CEO

•	the Corporate Governance Committee recommends nominees to the full Board

•	the full Board selects nominees

•	stockholders vote on nominees at annual stockholders’ meetings

•	the Corporate Governance Committee evaluates the full board, its committees, and individual directors annually

PROCESS FOR NOMINATION BY STOCKHOLDERS

Stockholders who wish to nominate candidates must do so in accordance with the procedures required in our By-laws. Stockholders submitting such nominations must provide the information and background material to our Secretary, 3850 Hamlin Road, Auburn Hills, Michigan 48326 not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting. Accordingly, any stockholder who wishes to have a nomination considered at the 2022 Annual Meeting must deliver the required materials between December 29, 2021 and January 28, 2022.

The Company’s By-laws require, among other things, that the nominating stockholder disclose all material monetary agreements between the nominating stockholder and the nominees; that director nominees (including our Board’s nominees) complete a questionnaire regarding the nominee’s background, qualifications, and conflicts of interest; and that stockholders nominating candidates must disclose economic interests, including all direct and indirect compensation between or among such stockholder and such stockholder’s respective affiliates and associates, on the one hand, and each proposed nominee and his or her respective affiliates and associates, on the other hand.

The Company’s Corporate Governance Committee Charter provides that the Corporate Governance Committee considers suggestions for Board membership submitted by stockholders in accordance with the notice provisions and procedures set forth in our By-laws.

PROXY ACCESS

In addition, we have a proxy access right in our By-laws that permits a stockholder, or a group of up to 25 stockholders, owning continuously for at least three years shares of our Company representing an aggregate of at least 3% of the voting power entitled to vote in the election of directors, to nominate and include in our proxy materials director nominees constituting up to 20% of our Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements of our By-laws. For the 2022 Annual Meeting of Stockholders, notice of proxy access director nominees must be received by our Secretary at 3850 Hamlin Road, Auburn Hills, Michigan, 48326 no earlier than October 20, 2021 and no later than the close of business on November 19, 2021.

www.borgwarner.com	17

Proposal 1 Election of Directors

Corporate Governance Principles and Board Matters

INDEPENDENCE OF THE DIRECTORS

Our Board has determined that all Board members meet the independence requirements of the New York Stock Exchange (“NYSE”), with the exception of Mr. Lissalde, our President and CEO. Under the Company’s Corporate Governance Guidelines, a director will not be considered independent unless our Board determines that such director has no direct or indirect material relationship with the Company. In addition, the Company’s Corporate Governance Guidelines provide, among other things, that:

•  a director who is an employee, or whose immediate family member is an executive officer, of the Company is not “independent” until three years after the end of such employment relationship

•  a director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not “independent” until three years after he or she ceases to receive more than $120,000 per year in such compensation

•  a director who is affiliated with or employed by, or whose immediate family member is a current partner of, the internal or external auditor of the Company, is a current employee of such a firm and personally works on the Company’s audit or was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit at that time, is not “independent” until three years after the end of the affiliation or the employment or auditing relationship

•  a director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee, is not “independent” until three years after the end of such service or the employment relationship

•  a director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount that, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold

•  a director who is not considered independent by relevant statute or regulation is not “independent”

No director nominee, director, or executive officer is related to any other director nominee, director, or executive officer (or to any director or executive officer of any of the Company’s subsidiaries) by blood, marriage, or adoption. There are no arrangements or understandings between any nominee or any of our directors or executive officers or any other person pursuant to which that nominee or director or executive officer was nominated or elected as a director of the Company or any of its subsidiaries. No director or executive officer of the Company is party to, or has any material interests in, any material legal proceedings that are adverse to the Company or its subsidiaries.

BOARD LEADERSHIP STRUCTURE

Our Board currently separates the role of Chair and CEO. Mr. Michas, an independent director, is Non-Executive Chair and Mr. Lissalde is President and CEO. Our Board believes that separating the Chair and CEO positions provides the most appropriate leadership structure for the Company at this time. Separation of the Chair and CEO positions takes best synergetic advantage of the talents of two leaders and allows Mr. Lissalde to devote his full attention to focusing on his responsibilities as CEO without the additional responsibilities of Chair. Either the independent directors select a non-employee director to serve as Non-Executive Chair or the independent directors select a Lead Director from among them. The Non-Executive Chair, or, when applicable, the Lead Director, focuses on:

•  effectiveness and independence of our Board, including providing independent oversight of the Company’s management and affairs on behalf of the Company’s stockholders

•  serving as the principal liaison between the Company’s management and the independent directors

•  contributing to agenda planning and chairing the executive session of non-employee directors at each regularly scheduled Board meeting

•  facilitating discussion among the independent directors on key issues and concerns outside of Board meetings

•  consulting with the CEO and independent directors regarding Board agenda items

•  approving the scheduling of Board meetings and approving the agenda and materials for each Board meeting and executive session of our Board’s non-employee, independent directors

•  presiding over all meetings of our Board

•  communicating with stockholders when appropriate

•  overseeing the CEO, full Board, and individual director evaluation processes

•  other responsibilities that the independent directors as a whole might designate from time to time

Director Michas, previously Lead Director, became Non-Executive Chair in April 2013 upon the retirement of the previous Executive Chair.

Our Board recognizes that no single leadership model is right for all companies at all times. Our Board has reserved for itself the discretion to determine the most appropriate leadership structure for the Company and our Board reviews the leadership structure from time to time.

18	BorgWarner Inc. 2021 Proxy Statement

Proposal 1 Election of Directors

BOARD REFRESHMENT

We routinely assess the composition of our Board to ensure we have the right mix of attributes, experiences, qualifications, and skills to maximize our Board’s potential. We believe the Company, our employees, our stockholders, and our partners benefit from continuity of longer-tenured directors complemented by the fresh perspectives of newer directors. Over the last three years, our Board has undergone significant refreshment, resulting in a lower average tenure and broadened diversity of backgrounds.

1	Evaluation	Assess whether our Board, its directors, its committees, and Chief Executive Officer are functioning effectively
2	Director Elections	Fill director vacancies and new directorships
3	Board Orientation and Continuing Education	Acquaint new directors with the businesses, familiarize them with finance, audit, human resources, compliance and other policies, and acquaint them with other issues relevant to directors

BOARD COMMITTEES

Our Board held nine meetings during 2020. Each of the directors attended at least 75% of the meetings of our Board and each committee on which he or she served while members of them. Our Corporate Governance Guidelines set forth the Company’s policy that directors should use their best efforts to attend the Company’s Annual Meeting of Stockholders. All directors serving at the time of the 2020 Annual Meeting of Stockholders attended the meeting.

Our Board has a standing Compensation Committee, Audit Committee, Corporate Governance Committee, and Executive Committee. The charters for each of our principal Board committees can be found on the Company’s website at www.borgwarner.com. The responsibilities of our Board committees are set forth in their charters, which are reviewed at least annually.

	Compensation	Audit	Corporate Governance	Executive
Nelda J. Connors
Dennis C. Cuneo
David S. Haffner
Michael S. Hanley
Frédéric B. Lissalde
Paul A. Mascarenas
Shaun E. McAlmont
John R. McKernan, Jr.*
Deborah D. McWhinney
Alexis P. Michas
Vicki L. Sato, Ph.D.*

*	Directors McKernan and Sato are not standing for re-election to the Board at the Annual Meeting.	Member	Chair

www.borgwarner.com	19

Proposal 1 Election of Directors

Compensation Committee

Sato* Chair

Compensation Committee Purpose: The Compensation Committee Charter provides that the Compensation Committee will, among other things, assist our Board in fulfilling its oversight responsibility relating to:

•  reviewing and approving the Company’s stated executive compensation philosophy and strategy to ensure that members of management are rewarded appropriately for their contributions to corporate growth and value creation and that the executive compensation strategy supports corporate objectives and stockholder interests

•  reviewing and approving chief executive officer and other executive officer remuneration and compensation plans, and supervising the administration of these plans

•  ensuring that the compensation of executive officers is internally equitable, is externally competitive, motivates executive officers toward the achievement of business objectives, and aligns their focus with the long-term interests of the Company and its stockholders

All members of the Compensation Committee are independent under the NYSE rules

MEMBERS: Cuneo, McAlmont, McWhinney NUMBER OF MEETINGS IN 2020: Four * Dr. Sato is not standing for re-election to the Board at the Annual Meeting.

The Compensation Committee may form and delegate authority to subcommittees as it deems appropriate.

In April 2020, the Compensation Committee reviewed the Compensation Committee Charter and recommended to our Board that it was not necessary to make changes to it. Stockholders can find it on the Company’s website at www.borgwarner.com.

Audit Committee

Hanley Chair

Audit Committee Purpose: The Audit Committee Charter provides that the Audit Committee will, among other things, assist the full Board in fulfilling our Board’s oversight responsibility relating to:

•   quality and integrity of the accounting, auditing, financial reporting, and risk management practices of the Company

•   appointment, compensation, retention, and oversight of the independent registered public accounting firm

•   monitoring the independent registered public accounting firm’s qualifications, independence, and work (including resolving any disagreements between the Company’s management and the independent registered public accounting firm regarding financial reporting)

•   pre-approval of all services to be performed by the independent registered public accounting firm

•   monitoring of the performance of the Company’s internal audit function and reviewing, on behalf of our Board, the Company’s pension plans and risk management programs

MEMBERS: Connors, Mascarenas, McWhinney NUMBER OF MEETINGS IN 2020: Five

In October 2020, the Audit Committee reviewed the Audit Committee Charter and recommended to our Board that it was not necessary to make changes to it. Stockholders can find it on the Company’s website at www.borgwarner.com.

20	BorgWarner Inc. 2021 Proxy Statement

Proposal 1 Election of Directors

Each member of the Audit Committee meets the independence requirements set by the NYSE, Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC. The Audit Committee has three members who are qualified as an audit committee financial expert as defined by the rules and regulations of the SEC: Ms. Connors, Mr. Hanley (who serves as Chair), and Ms. McWhinney. None of the members of the Audit Committee simultaneously serves on the audit committees of more than two other public companies.

Corporate Governance Committee

McKernan* Chair

Corporate Governance Committee Purpose: The Corporate Governance Committee Charter provides that the Corporate Governance Committee will assist our Board in fulfilling its oversight responsibility by, among other things, making recommendations regarding:

•  Board composition and structure

•  corporate governance principles, including the nature, duties, and powers of Board committees

•  term of office for members

•  qualified persons to be nominated for election or re-election as directors, including stockholders’ suggestions for Board nominations

•  the emergency successor to the CEO

•  any requests for waivers of application of the Company’s Code of Ethical Conduct

•  any related person transactions

•  oversight of the Company’s sustainability strategy, policies, and procedures

The Corporate Governance Committee also establishes criteria for Board and committee membership, evaluates Company policies relating to the recruitment of directors, and oversees the evaluation of our Board, its committees, and management.

The Corporate Governance Committee will consider nominees for our Board from a variety of sources, including current directors, management, retained third-party search firms, and stockholders.

Stockholder-recommended candidates and stockholder nominees whose nominations comply with the required procedures and who meet the criteria referred to below will be evaluated by the Corporate Governance Committee in the same manner as the Corporate Governance Committee’s nominees.

MEMBERS: Cuneo, Haffner, Mascarenas, Sato* NUMBER OF MEETINGS IN 2020: Five * Directors McKernan and Sato are not standing for re-election to the Board at the Annual Meeting.

In July 2020, the Corporate Governance Committee reviewed the Corporate Governance Committee Charter and recommended to our Board that it was not necessary to make changes to it. Stockholders can find it on the Company’s website at www.borgwarner.com.

Executive Committee

Michas Chair	The Executive Committee is empowered to act for the full Board during intervals between Board meetings when telephonic or virtual meetings cannot reasonably be arranged, with the exception of certain matters that by law may not be delegated.
MEMBERS: Lissalde, Sato* The Executive Committee did not meet during 2020 * Dr. Sato is not standing for re-election to the Board at the Annual Meeting.

www.borgwarner.com	21

Proposal 1 Election of Directors

RISK OVERSIGHT

Oversight of risk is an evolving process in which management, through the Company’s internal enterprise risk management committee (the “Enterprise Risk Management Committee”), assesses the degree to which risk management is integrated into business processes throughout the organization. While our Board has responsibility for oversight of the Company’s risk management practices, the Audit, Compensation, and Corporate Governance Committees of our Board contribute to the risk management oversight function.

MANAGEMENT
• Assesses the degree to which risk management is integrated and continually seeks opportunities to further engrain enterprise risk management, into business processes throughout the organization.
Our Board actively encourages management to continue to drive this evolution. In 2020, our Board endorsed the Company’s continued enhancement of its enterprise risk management governance infrastructure, processes, integration, communications, and sustainability policies and practices. The members of the Enterprise Risk Management Committee have direct access to the Audit, Compensation, and Corporate Governance Committees and our Board.

EXECUTIVE SESSIONS

The non-employee directors meet in executive sessions without the presence of any corporate officer or member of management in conjunction with regular meetings of our Board. Non-Executive Chair Michas is the current presiding director. All of the committees of our Board also meet in executive sessions without the presence of any corporate officer or members of management in conjunction with regular meetings of the committees. Interested parties can make concerns known directly to the non-management directors on-line at compliancehotline.borgwarner.com or by toll-free call to 1-800-461-9330.

22	BorgWarner Inc. 2021 Proxy Statement

Proposal 1 Election of Directors

STOCKHOLDER ENGAGEMENT

In 2020, management and our Board continued to conduct extensive outreach with our stockholders. We increased engagement compared to 2019 and conducted outreach meetings in December 2020.

We contacted our	Representing approximately
Top 35 Stockholders	68% of our outstanding shares (as of November 24, 2020)

We held virtual meetings or calls with	Representing holders of approximately
10 Stockholders	25% of our outstanding shares (as of November 24, 2020)

In addition to the outreach meetings mentioned above, we conducted outreach meetings with our stockholders and former Delphi Technologies stockholders in January and February 2020 in connection with the Delphi Technologies acquisition. These meetings included stockholders representing more than 22% of our stock and former Delphi Technologies stockholders holding approximately 15% of Delphi Technologies’ stock (both figures as of January 28, 2020).

Our stockholder engagement consists of three stages: off-season stockholder engagement; the Annual Meeting; and stockholder engagement following the Annual Meeting.

Off-Season Engagement	Annual Meeting of Stockholders	Following the Annual Meeting

•  We reached out to our top 35 investors to discuss corporate governance, corporate responsibility, and executive compensation matters, and solicit feedback

•  Our Board is provided with our stockholders’ feedback for consideration

•  The Board and management discussed feedback and whether action should be taken

•  Disclosure enhancements are considered

•  In the lead-up to the Annual Meeting, we conduct engagement meetings with stockholders who have questions or concerns regarding ballot items

•  At the Annual Meeting, our stockholders vote on the election of directors, executive compensation, ratification of our auditors, and other management and stockholder proposals

•  Our Board and management review the vote results from our Annual Meeting

•  The Board and management discuss vote results and whether action should be taken

•  Preparation begins for off-season engagement meetings

We shared and discussed with the full Board the stockholder feedback that we received in 2020. Topics that we discussed with investors included COVID-19 response, diversity and inclusion, human capital management, executive compensation, Board composition and refreshment, business strategy, and sustainability. Engagement with our stockholders is a valuable source of input for our Board and management team and has helped to inform decisions on topics we have discussed.

STOCKHOLDER COMMUNICATION WITH THE BOARD

Stockholders interested in communicating with the Non-Executive Chair or with non-management directors may do so by writing to such director, in care of our Secretary, 3850 Hamlin Road, Auburn Hills, Michigan, 48326. The Investors section on our website located at www.borgwarner.com lists the current members of our Board. We open and forward mail to the director or directors specified in the communication.

Certain Relationships and Related Person Transactions, and Director Independence

The Company has adopted a written policy concerning related person transactions under which the Corporate Governance Committee is responsible for review, disapproval or approval, or ratification of any related party transactions in which a director, nominee for director or executive officer, or immediate family member of any of them has a material interest.

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Proposal 2

Approval, by Advisory Vote, of the Compensation of Our Named Executive Officers

BorgWarner seeks a non-binding advisory vote from its stockholders to approve the compensation of its Named Executive Officers (NEOs) as described and disclosed in the Compensation Discussion and Analysis section beginning on page 26 and the Executive Compensation Tables section beginning on page 46 in accordance with the executive compensation disclosure rules in Item 402 of the SEC’s Regulation S-K. Consistent with the requirements of Section 14A of the Exchange Act, the vote on this proposal is not intended to address any specific element of compensation but, rather, the overall compensation of our NEOs and the philosophy, policies, and practices described in this proxy statement.

While this vote is advisory, and not binding on our Company, it provides valuable information to our Compensation Committee of the Board of Directors (“Compensation Committee”). Our Board and the Compensation Committee value the opinions of our stockholders.

The Compensation Committee believes that their 2020 compensation decisions and our executive compensation program align the interests of stockholders and executives by emphasizing variable, at-risk compensation largely tied to measurable performance goals utilizing an appropriate balance of short-term and long-term objectives. We maintain the highest level of oversight of our executive compensation program. Our Board, Non-Executive Chair, CEO, and Chief Human Resources Officer engage in a rigorous talent review process annually to address succession and executive development for our CEO and other key executives. We closely monitor the compensation program and pay levels of executives from other companies that we believe to be similar to BorgWarner in business characteristics and economics.

HIGHLIGHTS OF THE 2020 EXECUTIVE COMPENSATION PROGRAM

Element	Key Features of Our Compensation Program
Salary

•  Base pay is the initial salary paid, excluding benefits, bonuses, and pay increases

•  Reviewed annually, adjusted as appropriate to align with median-market levels (50th percentile of the Company’s peer group discussed on page 35) with actual salaries reasonably below or above the median considering scope of responsibilities and experience, development opportunity, changes in responsibilities, and individual and business performance

Annual Cash Incentive

•  Management Incentive Plan (“MIP’) is our cash-based, annual incentive plan for executives

•  Reviewed annually, adjusted as appropriate to align with median-market levels (50th percentile of the Company’s peer group) with actual annual cash incentives reasonably below or above the median considering scope of responsibilities and experience, development opportunity, changes in responsibilities, and individual and business performance

•  Variable pay component focused on short-term annual objectives that demonstrate the strength of the business over the long term

•  50% based on adjusted operating margin, which measures the Company’s profitability relative to the sales it generates

•  50% based on free cash flow, which is an important measure of how much cash the Company generates after expenditures that allows the Company to pursue opportunities that enhance stockholder value

•  Targets reflective of the current economic conditions of the industry

Long-Term Equity Incentive

•  Reviewed annually, adjusted as appropriate to align with median-market levels (50th percentile of the Company’s peer group) with actual long-term equity incentives reasonably below or above the median considering scope of responsibilities and experience, development opportunity, changes in responsibilities, and individual and business performance

•  Two thirds in Performance Shares

•  33% based on relative TSR (as defined on page 41) measured at the end of a 3-year performance period

•  33% based on RRG (as defined on page 41) at the end of a 3-year performance period

•  33% based on adjusted EPS (as defined on page 41) in the third year of a 3-year performance period

•  No payout for relative TSR performance below the 25th percentile

•  Maximum relative TSR payout requires performance at or above the 75th percentile

•  RRG that exceeds the market by 2% results in a threshold payout and a maximum RRG payout requires market outperformance of 6%

•  One third in Restricted Shares

•  50% vesting after two years and the remainder vesting after three years

24	BorgWarner Inc. 2021 Proxy Statement

Proposal 2 Approval, by Advisory Vote, of the Compensation of Our Named Executive Officers

The graphic below represents the 2020 target compensation of Frédéric B. Lissalde, our President and Chief Executive Officer. Approximately 88% of his target compensation was tied to performance, with the majority linked to long-term growth and stockholder returns. A significant portion of the target compensation of all of the NEOs is at-risk and dependent upon the achievement of rigorous and objective performance requirements. In 2020, between 73-88% of the NEOs’ compensation was at-risk.

2020 CEO Target Compensation

Refer to page 32 for 2020 Compensation decisions.

Accordingly, for the reasons we discuss above, our Board recommends that stockholders vote in favor of the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion.

The votes cast “for” this proposal must exceed the votes cast “against” this proposal for approval of the compensation of our named executive officers, assuming that a quorum is present. For purposes of determining the advisory vote regarding this proposal, abstentions and broker non-votes do not constitute a vote “for” or “against” the proposal and will be disregarded in the calculation of “votes cast.” Proxies solicited by our Board will be voted “FOR” approval of the compensation unless a stockholder specifies otherwise.

We currently hold advisory votes on the compensation of NEOs on an annual basis and intend to hold the next such vote at the 2022 Annual Meeting of Stockholders.

RECOMMENDATION

Our Board recommends a vote “FOR” the approval, by advisory vote, of the compensation of our named executive officers.

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Compensation Discussion and Analysis

26	BorgWarner Inc. 2021 Proxy Statement

Compensation Discussion and Analysis

Executive Compensation Summary

This Compensation Discussion and Analysis (“CD&A”) describes our 2020 executive compensation program for the following executive officers who served in the positions set forth below during 2020 (collectively, the “Named Executive Officers”).

OUR NAMED EXECUTIVE OFFICERS

	FRÉDÉRIC B. LISSALDE, 53 President and Chief Executive Officer EMPLOYEE SINCE 1999	2020 Target Compensation Highlights

BIOGRAPHY

Mr. Lissalde has been President and Chief Executive Officer of the Company since August 2018. He was Executive Vice President and Chief Operating Officer of the Company from January 2018 to July 2018. From May 2013 to December 2017, he was Vice President of the Company and President and General Manager of BorgWarner Turbo Systems LLC. Mr. Lissalde has served as a member of the Board of Directors of Autoliv, Inc. since December 2020.

Mr. Lissalde’s experience includes setting and executing strategic direction; driving business performance, growth, and culture; and the integration of purchased companies around the world. He formerly served as a board member of CLEPA (European Automotive Suppliers’ Association), based in Brussels, Belgium.

Prior to joining BorgWarner, Mr. Lissalde held positions at Valeo and ZF in the areas of program management, engineering, operations, and sales in the United Kingdom, Japan, and France.

Mr. Lissalde holds a Masters of Engineering degree from ENSAM - Ecole Nationale Supérieure des Arts et Métiers - Paris, and an MBA from HEC Paris. He is also a graduate of executive courses at INSEAD - Institut Européen d’Administration des Affaires, Harvard, and MIT.

	KEVIN A. NOWLAN, 49 Executive Vice President and Chief Financial Officer EMPLOYEE SINCE 2019	2020 Target Compensation Highlights

BIOGRAPHY

Mr. Nowlan has been Executive Vice President and Chief Financial Officer since April 2019. He was Senior Vice President and President, Trailer, Components and Chief Financial Officer of Meritor, Inc., a commercial truck and industrial supplier, from March 2018 to March 2019. Mr. Nowlan joined Meritor in 2007 and served in a variety of finance roles before becoming Senior Vice President and Chief Financial Officer. He was Senior Vice President and Chief Financial Officer of Meritor, Inc. from May 2013 to March 2019. Prior to his career at Meritor, Inc., Mr. Nowlan worked for GMAC Inc. and the General Motors Company’s Treasurer’s Office for 12 years in a variety of roles.

Mr. Nowlan holds a bachelor’s degree in economics, political science, and history and a Master of Business Administration degree from the University of Michigan.

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Compensation Discussion and Analysis

	JOSEPH F. FADOOL, 56 Vice President, BorgWarner Inc. and President and General Manager, BorgWarner Emissions, Thermal and Turbo Systems EMPLOYEE SINCE 2010	2020 Target Compensation Highlights

BIOGRAPHY

Mr. Fadool has been Vice President of the Company and President and General Manager of BorgWarner Emissions Systems LLC, BorgWarner Thermal Systems Inc. and Turbo Systems LLC since October 2019. He was Vice President of the Company and President and General Manager of Turbo Systems LLC from May 2019 to October 2019. He was Vice President of the Company and President and General Manager of BorgWarner Emissions Systems LLC and BorgWarner Thermal Systems Inc. from January 2017 to May 2019. He was Vice President of the Company and President and General Manager of BorgWarner Ithaca LLC (d/b/a BorgWarner Morse Systems) from July 2015 until December 2016. From May 2012 to July 2015, he was the Vice President of the Company and President and General Manager of BorgWarner Morse TEC Inc.

Prior to joining BorgWarner, Mr. Fadool worked at Continental Automotive Systems as Vice President for North American Electronic Operations. He previously held various positions with increasing responsibility at Continental and Siemens VDO Automotive since 1996 including general management, operations, sales, and program management. Prior to joining Continental, he spent seven years with Ford Motor Co., where he was involved in project management, product development, and the launches of several major vehicles, including the Mustang and Taurus programs.

Mr. Fadool earned a Bachelor of Science degree in electrical engineering from Lawrence Technological University in Southfield, Michigan and received his Master of Science degree in computer and electronic controls from Wayne State University in Detroit, Michigan.

	DR. STEFAN DEMMERLE, 54 Vice President, BorgWarner Inc. and President and General Manager, BorgWarner Power Drive Systems EMPLOYEE SINCE 2012	2020 Target Compensation Highlights

BIOGRAPHY

Dr. Demmerle has been Vice President of the Company and President and General Manager of BorgWarner PDS (USA) Inc. (formerly known as BorgWarner TorqTransfer Systems Inc.) since September 2012 and President and General Manager of BorgWarner PDS (Indiana) Inc. (formerly known as Remy International, Inc.) since December 2015.

Prior to joining BorgWarner in 2012, Dr. Demmerle became Vice President of the powertrain electronics business at Continental from 2010 to 2012 after leading Continental Diesel Systems (formerly known as Siemens Diesel Systems Technology) as President and CEO from 2006 to 2010.

He previously held positions of increasing responsibility within Siemens VDO Automotive in the transmission and engine electronics businesses both in France and worldwide.

Dr. Demmerle began his career in France with assignments in sales and program management for automotive engine components. He holds a master’s degree in Mechanical Engineering from the Technical University of Munich, Germany, as well as a Ph.D. in Mechanical Engineering from the Institut Polytechnique de Grenoble, France.

28	BorgWarner Inc. 2021 Proxy Statement

Compensation Discussion and Analysis

	BRADY D. ERICSON, 49 Vice President, BorgWarner Inc. and President and General Manager, BorgWarner Morse Systems EMPLOYEE SINCE 2000	2020 Target Compensation Highlights

BIOGRAPHY

Mr. Ericson has been Vice President of the Company and President and General Manager of BorgWarner Ithaca LLC (d/b/a BorgWarner Morse Systems) since June 2019. He was the Executive Vice President and Chief Strategy Officer of the Company from January 2017 until June 2019. He was Vice President of the Company and President and General Manager of BorgWarner Emissions Systems LLC from March 2014 until December 2016, during which time BorgWarner BERU Systems GmbH was combined with BorgWarner Emissions Systems Inc. Mr. Ericson has served as a member of the Board of Directors of Romeo Power, Inc. since May 2019, including since it became a public company in December 2020.

Prior to joining BorgWarner, Mr. Ericson held various sales and engineering positions with Honeywell (formerly AlliedSignal) and Ford Motor Company.

Mr. Ericson holds a Bachelor of Science degree in Mechanical Engineering from Kettering University and a Master of Business Administration degree from Duke University.

	TONIT M. CALAWAY, 53 Executive Vice President, Chief Administrative Officer, General Counsel and Secretary EMPLOYEE SINCE 2016	2020 Target Compensation Highlights

BIOGRAPHY

Ms. Calaway was named Executive Vice President, Chief Administrative Officer, General Counsel and Secretary in October 2020 in this role she oversees the Legal, Government Affairs, Real Estate, Facilities, Security and Aviation Departments. Prior to that she served as Executive Vice President, Chief Legal Officer and Secretary of BorgWarner Inc. from August 2018 until October 2020 and was responsible for the Legal Department. Previously, Ms. Calaway served as Executive Vice President and Chief Human Resources Officer since 2016, where she managed all aspects of human resources for employees around the globe, including compensation and benefits, talent management, labor, employment, and related management issues. Ms. Calaway has served as a member of the Board of Directors of Astronics Corporation since October 2019 and WP Carey Inc. since September 2020.

Before joining BorgWarner, Ms. Calaway held various positions during her 18-year career at Harley-Davidson, Inc., a motorcycle manufacturer, in Milwaukee, Wisconsin. Most recently, she served as Vice President of Human Resources, where she guided company-wide leadership development, compensation and benefits, labor relations and diversity initiatives, and as President of The Harley-Davidson Foundation. A securities attorney by training, Ms. Calaway rose through the legal department, serving as Associate General Counsel - Motor Company Operations, Assistant General Counsel, Chief Compliance Counsel, and Assistant Secretary.

Ms. Calaway is a graduate of the University of Wisconsin - Milwaukee, and received her juris doctorate from the University of Chicago Law School. She is a member of the State Bar of Wisconsin.

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Compensation Discussion and Analysis

Compensation Philosophy

Attracting and retaining a highly talented workforce – at all levels within our organization – is a top priority at BorgWarner. We are committed to providing competitive compensation opportunities designed to deliver equal pay for equal work regardless of race, color, age, religion, sex, sexual orientation, gender, identity/expression, national origin, disability, or protected veteran status.

As part of our regular compensation process, our Board and senior management team, with input from outside, independent compensation consultants, conduct comprehensive analyses to ensure that our compensation program continues to support our business strategy, pay-for-performance philosophy, and competitive pay practices. Through this work, we can make informed decisions about each employee’s compensation in the context of their role at the Company, experience, geography, and performance to determine if any adjustments are needed to align pay with external market practices or internal comparable positions.

We also strive to ensure pay equity among comparable jobs across the Company. To this end, we conduct a deeper evaluation that looks closely at pay among our employees performing comparable work to understand where pay disparities might exist, considering responsibility level, performance, and experience. Where we find areas for improvement, we take corrective action — reinforcing our commitment to a diverse and inclusive culture where all our employees are paid in an equitable manner and have equal opportunities for success.

Management regularly reports to our Board on each of these efforts, consistent with our Board’s commitment to the same goals.

In addition to these priorities, our Compensation Committee has identified the following key components of our executive compensation philosophy:

•	Align the interests of our executives with the long-term interests of the business, our stockholders, and employees
•	Motivate exceptional performance through metrics that support our long-term strategy of growth and value creation
•	Attract, develop, motivate, and retain top global talent
•	Pay competitively across salary grades in all regions of the world
•	Apply a compensation program design in a consistent manner across the organization
•	Mitigate excessive risk taking
•	Reflect the input of our stockholders

Company Performance 2020 Overview

2020 was a challenging year for the global economy, and there is no doubt that it will go down in history as one of the most challenging the world has faced. For BorgWarner, it was also undoubtedly one of the most difficult years our business has faced. The unprecedented impacts of the COVID-19 pandemic significantly disrupted the automobile industry and our customers and suppliers’ ability to operate. Our Company managed multiple customer shutdowns, supplier shutdowns, and BorgWarner plant shutdowns around the globe.

In addition to managing through the COVID-19 pandemic, we executed the Delphi Technologies acquisition, which, to date, is the most organizationally expansive acquisition in the history of the Company. The Company signed a definitive agreement to acquire Delphi Technologies in January 2020 and completed the acquisition in October 2020. This acquisition strengthens our electronics and power electronics products, capabilities, and scale, positioning us as a propulsion leader. We expect to offer a more comprehensive and diverse portfolio of industry-leading propulsion products and systems across combustion, hybrid, and electric vehicles. We also expect the combination to strengthen the Company’s commercial vehicle and aftermarket businesses.

While no acquisition of this magnitude is easy, managing in the pandemic environment with most of our employees working remotely proved to be an even greater challenge. Throughout the year, we ensured our workforce’s health and safety by shifting to remote work where we could do so.

As our manufacturing facilities began to re-open following the pandemic-related shutdowns, we adhered to physical distancing, implemented new cleanliness standards, and ensured that health check standards were followed.

In the midst of managing our global operations during the worldwide pandemic while working to execute the Delphi Technologies acquisition, we faced another major challenge. On April 13, 2020, we suffered a catastrophic loss when our largest manufacturing facility located in Seneca, South Carolina suffered severe tornado damage. Impressively, we were able to rebuild rapidly, and limited production resumed at the damaged facility approximately 500 hours after the storm.

The global COVID-19 pandemic, the Delphi Technologies acquisition, and the act of nature were events that were not contemplated in the Company’s performance goals, which were approved in early February 2020. In February 2020, the Compensation Committee approved specific incentive compensation goals linked to the Company’s budget and long-range planning process. Specifically, the annual incentive plan was approved based on performance linked to adjusted operating margin and free cash flow, while the long-term incentive plan was approved based on performance linked to total shareholder return, or TSR, and relative revenue growth, or RRG, for 2020-2022 and adjusted earnings per share, or EPS, in the year 2022.

30	BorgWarner Inc. 2021 Proxy Statement

Compensation Discussion and Analysis

Despite the unprecedented challenges, it was a year of good financial performance. The Company did not make any adjustments to its incentive compensation targets as a result of the impact of COVID-19 on the Company’s results. There were areas where the Company performed near or above the top end of the guidance that the Company established and disclosed to investors in February 2020, and there were areas where performance was below the guidance. The Company delivered strong relative revenue market outgrowth of 5.1%, performed below guidance on adjusted operating margin at 9.7%, and generated one of the strongest free cash flow levels in its history at $862M (in each case, excluding the impact of the Delphi Technologies acquisition).

2020 PERFORMANCE HIGHLIGHTS VERSUS OUR FEBRUARY 2020 GUIDANCE INCLUDE:

Adjusted Operating Margin	Free Cash Flow

Performance for adjusted operating margin and free cash flow exclude the impact of the Delphi Technologies acquisition and are Non-GAAP measures. Reconciliations to comparable GAAP measures for adjusted operating margin and free cash flow can be found on page 39.

At BorgWarner, we believe strongly that pay is linked to Company performance. This is foundational and guides decision making in good times and in tough times.

A Strong Link Between Pay and Performance

From a financial performance perspective, the Company delivered adjusted operating margin of 9.7% (excluding the impact of the Delphi Technologies acquisition), which was below the target margin for 2020 under the Company’s Management Incentive Plan, or MIP, primarily due to the impact of COVID-19 on global industry production. This resulted in a payout of 0% under the adjusted operating margin metric of the Company’s MIP for 2020. At the same time, the Company was able to successfully manage capital expenditures and working capital, which allowed it to generate $862M of free cash flow (excluding the impact of the Delphi Technologies acquisition). This performance meant that the Company achieved a 200% payout under that MIP metric for 2020. With a 50% weighting for each of the metrics, the Company achieved a combined payout of 100% under the Company’s 2020 MIP. Importantly, no adjustments were made to the MIP targets for the impact of COVID-19 or the tornado that struck Seneca, South Carolina. We provide details of this calculation on page 39.

For the 2018-2020 performance cycle, performance shares could be earned based on the achievement of two equally weighted measures: relative total shareholder return, or TSR, and relative revenue growth, or RRG. For the 2020-2022 performance cycle, the Compensation Committee changed the mix of performance metrics for purposes of earning performance shares. Performance shares that we granted in 2020 may be earned based on achievement of three equally weighted metrics: TSR, RRG, and adjusted earnings per share, or EPS. The Compensation Committee approved the addition of adjusted EPS to the mix of performance metrics to place additional emphasis on long-term earnings growth while increasing stockholder value.

•	2018-2020 Long-Term Incentive Plan Results:

•	Relative TSR Payout for 2018-2020: For the 2018-2020 performance period, the Company’s TSR was at the 24th percentile of the performance peer group which was below the threshold level for a payout, resulting in a 0% payout of TSR performance shares for that performance period.
•	RRG Payout for 2018-2020: For the 2018-2020 performance period, the Company’s revenue growth, excluding the impact of changes in currency values and merger, acquisition, and divestiture activity, was -2.3% while the weighted average vehicle production decreased by 7.4%. The 5.1% outperformance relative to the market resulted in a 2018-2020 RRG performance share payout at 155% of target.

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Compensation Discussion and Analysis

2020 Highlights Compensation Decisions

The Compensation Committee believes it is vital to articulate the decisions made throughout 2020. Below, you will find a summary of the most critical decisions related to each element of 2020 compensation pertaining to the NEOs.

Element	Key Decisions
Salary	•	At the start of the COVID-19 pandemic, the NEOs, independent directors, and senior leaders accepted a 20% temporary pay reduction in support of the business. The pay reductions were effective starting April 1, 2020, and reinstatements were effective September 1, 2020. Upon reinstatement, there were no retroactive payments made to make individuals whole for the amounts lost due to these reductions.
	•	Upon completing the Delphi Technologies acquisition, and after consultation with our strategic independent compensation advisor Pearl Meyer & Partners, LLC (“Pearl Meyer”), our Compensation Committee updated our peer group. This change resulted in BorgWarner shifting from one peer group to two peer groups. As a result, effective 2021, we have a peer group to support executive compensation base salary and incentive compensation target planning and a second Automotive Parts & Supplier Index performance peer group to track total shareholder return for performance shares.
	•	To construct the executive compensation base salary planning peer group, Pearl Meyer considered a broader range of companies in the following industries: Aerospace and Defense, Auto Parts and Equipment, Construction Machinery and Heavy Trucks, Electrical Components and Equipment, Industrial Machinery, Tires and Rubber, and Technology. Selection criteria also included organizations sized to be approximately one third to three times our size, as measured by revenues and within a reasonable range on a market cap basis.
	•	To construct the Automotive Parts & Supplier Index performance peer group to track total shareholder return, Pearl Meyer considered companies listed on the SIC 3714 Motor Vehicle Parts Index. This included publicly traded companies on major stock exchanges both, U.S.-based and overseas, with reasonably-sized market capitalization of <$30B and those direct competitors across BorgWarner’s businesses that operate within similar industries (auto parts and equipment) with strong overseas and capital intensive operations.
	•	Based on the newly expanded executive compensation peer group and BorgWarner’s increased size and scope upon closing of the Delphi Technologies acquisition, the Compensation Committee approved base salary adjustments for certain NEOs on October 1, 2020. Refer to the Base Salary table on page 37.
	•	The Compensation Committee determined that there would be no changes to NEOs’ base salaries for 2021 due to the increases effective October 1.
Annual Cash Incentive	•	Management, with the support of the Compensation Committee, determined that all members of the senior leadership team should be on the same compensation plan and continue to further develop the Company’s strategic priorities as one team with the same goals and objectives.
	•	To align our efforts toward a common definition of success and to further enhance value delivery to stockholders, in late 2019 the Compensation Committee placed senior executives, including the NEOs on the BorgWarner level Management Incentive Plan, or MIP. As disclosed in the 2020 Proxy Statement, the Compensation Committee adopted adjusted operating margin and free cash flow as the performance metrics.
	•	Reductions in base salary impacted bonus payouts because annual incentives were based on reduced salaries multiplied by bonus targets.
	•	Therefore, the MIP performance measures for the senior leadership team, including the NEOs were:
• 50% based on adjusted operating margin, which measures the Company’s profitability relative to the sales it generates
• 50% based on free cash flow, which measures how much cash flow the Company generates (after capital expenditures) to allow the Company to pursue opportunities that enhance stockholder value
	•	The Compensation Committee approved an increase in the payout level for threshold performance from 25% to 50% of target to align with the market.
Long-Term Equity Incentive	•	For the performance period of 2020-2022, the Compensation Committee changed the mix of performance metrics for purposes of earning performance shares. Performance shares that we granted in 2020 may be earned based on achievement of three equally weighted metrics: relative total shareholder return, or TSR, relative revenue growth, or RRG, and adjusted earnings per share, or EPS. The Compensation Committee approved the addition of adjusted EPS to the mix of performance metrics to place additional emphasis on long-term earnings growth while increasing stockholder value.
• Metrics mix for Performance Shares
• 33% based on relative TSR measured at the end of a 3-year performance period
• 33% based on RRG at the end of a 3-year performance period
• 33% based on adjusted EPS in the third year of a 3-year performance period

32	BorgWarner Inc. 2021 Proxy Statement

Compensation Discussion and Analysis

Stockholder Engagement

The Compensation Committee and our Board were pleased that our stockholders continued to support our executive compensation program, which we enhanced in part as a result of our outreach efforts in recent years. Our say-on-pay proposal at our 2020 Annual Meeting of Stockholders received support from 93.4% of the votes cast. We engaged with stockholders during the fall of 2020 and continued to receive positive feedback on the program and changes that we have made to our executive compensation disclosures.

The Company is committed to continuing this dialogue with stockholders, as this feedback helps inform the Compensation Committee and is a factor in making executive compensation decisions.

See pages 4 and 23 for additional information.

Leading Compensation Governance Practices

•	Stockholder engagement informs compensation program
•	Significant portion of executive pay performance-based and at-risk
•	Rigorous goal-setting process
•	Annual compensation assessment
•	Annual risk assessment
•	Stock ownership guidelines for executives
•	Clawback policy for recoupment of incentive compensation under certain conditions
•	Policies prohibiting hedging or pledging of Company stock
•	Double-trigger change in control provisions for restricted stock

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Compensation Program Overview and Elements

Our executive compensation program aligns with our business strategy, and we designed it to attract, motivate, and retain top talent, reward short-term and long-term business results and exceptional performance, and maximize stockholder value. Our program is competitive in the marketplace, with Company performance determining a significant portion of total compensation.

Our Compensation Committee performs a strategic review of our executive officers’ compensation at least annually, in addition to discussions at Compensation Committee meetings held throughout the year. Reflecting our intention to pay for performance, the Compensation Committee evaluates our compensation philosophy and objectives to ensure they align with our business strategies, competitive realities, and our Board’s determination of what is in the best interests of stockholders. The Compensation Committee also considers feedback from our stockholders. After this, our Compensation Committee determines whether our compensation program meets these objectives, provides adequate incentives and motivation to our executive officers, and adequately compensates our executive officers relative to comparable officers at other companies with which we compete for executive talent.

As part of this strategic review for 2020, our Compensation Committee determined the compensation of our senior executive team, including our CEO, CFO, and the other officers whose compensation we detail in the Summary Compensation Table on page 46. For compensation decisions relating to executive officers other than our CEO, our Compensation Committee considers recommendations from our CEO.

Key Features of Our Executive Compensation Program

WHAT WE DO	WHAT WE DON’T DO
Stockholder engagement informs compensation program	No short sales of Company stock
Significant portion of executive pay is performance-based and at-risk	No pledging of Company stock
Rigorous goal-setting process	No hedging of Company stock
Annual compensation assessment	No loans
Annual risk assessment	No gross-ups on excise tax or excessive perquisites
Stock ownership guidelines for executives
Clawback policy for recoupment of incentive compensation under certain conditions

34	BorgWarner Inc. 2021 Proxy Statement

Compensation Program Overview and Elements

In line with our executive compensation philosophy, for 2020, we provided the following primary elements of compensation to our officers, including the NEOs:

Element	Key Features of Our Compensation Program
Salary	• Reviewed annually, adjusted as appropriate to align with median-market levels (50th percentile of the Company’s peer group discussed on this page and the following page) with actual salaries reasonably below or above the median considering scope of responsibilities and experience, development opportunity, changes in responsibilities, and individual and business performance
Annual Cash Incentive

•   Reviewed annually, adjusted as appropriate to align with median-market levels (50th percentile of the Company’s peer   group) with actual annual cash incentives reasonably below or above the median considering scope of responsibilities and   experience, development opportunity, changes in responsibilities, and individual and business performance

•   Variable pay component focused on short-term annual objectives that demonstrate the strength of the business over the long term

•   50% based on adjusted operating margin, which measures the Company’s profitability relative to the sales it generates

•   50% based on free cash flow, which measures how much cash flow the Company generates (after capital expenditures) to   allow the Company to pursue opportunities that enhance stockholder value

•   Targets reflective of the current economic conditions of the industry

Long-Term Equity Incentive

•   Reviewed annually, adjusted as appropriate to align with median-market levels (50th percentile of the Company’s peer   group) with actual long-term equity incentives reasonably below or above the median considering scope of responsibilities   and experience, development opportunity, changes in responsibilities, and individual and business performance

•   One third in Restricted Shares

•   50% vesting after two years and the remainder vesting after three years

•   Two thirds in Performance Shares

•   33% based on relative TSR measured at the end of a 3-year performance period

•   33% based on RRG at the end of a 3-year performance period

•   33% based on EPS in the third year of a 3-year performance period

•   No payout for relative TSR performance below the 25th percentile

•   Maximum relative TSR payout requires performance at or above the 75th percentile

•   RRG that exceeds the market by 2% results in a threshold payout and a maximum RRG payout requires market outperformance of 6%

Peer Groups

We use peer companies to compare NEO compensation to market. The Compensation Committee reviews and determines our peer group’s composition on an annual basis, considering input from its independent compensation consultant and management. In evaluating and setting compensation, our Compensation Committee considers several factors, including individual and business performance, internal equity, retention, the degree of alignment between the executive’s job duties and the benchmarked job description, as well as an assessment of market practices. The Compensation Committee believes that benchmarking is a useful tool because it reflects the market in which we compete for talent and provides credibility for our compensation program with our employees and stockholders.

The following companies comprise the 2021 executive compensation base salary and incentive compensation target planning peer group:

3M Company	Emerson Electric Co.	Parker-Hannifin Corporation
Adient plc	Fortive Corporation	Rockwell Automation, Inc.
American Axle & Manufacturing Holdings, Inc.	Honeywell International Inc.	Stanley Black & Decker, Inc.
Aptiv PLC	Illinois Tool Works Inc.	Tenneco Inc.
Autoliv, Inc.	Lear Corporation	Textron Inc.
Cummins Inc.	Magna International Inc.	The Goodyear Tire & Rubber Company
Dana Incorporated	Navistar International Corporation	Trane Technologies plc
Deere & Company	Oshkosh Corporation
Dover Corporation	PACCAR Inc.

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Compensation Program Overview and Elements

For 2020 compensation purposes and for performance periods before 2020, we continue to use the peer group shown below. This peer group has a dual purpose that supports executive compensation base salary and incentive compensation target planning and total shareholder return performance. This peer group includes publicly-traded companies in the automotive supplier industry with at least $1 billion in annual sales. We selected this group because we compete with these companies for stockholder investment dollars. In 2021, this peer group will no longer be used.

Adient plc	Dover Corporation	Navistar International Corporation
American Axle & Manufacturing Holdings, Inc.	Eaton Corporation plc	PACCAR Inc.
Autoliv, Inc.	Emerson Electric	Parker Hannifin Corporation
Ball Corporation	Harley-Davidson, Inc.	Polaris Industries Inc.
Brunswick Corporation	Ingersoll-Rand plc	Sensata Technologies Holding N.V.
Cooper-Standard Holdings Inc.	Illinois Tool Works Inc.	Tenneco Inc.
Cummins Inc.	Lear Corporation	Textron Inc.
Dana Holding Corporation	LKQ Corporation, Inc.	Visteon Corporation
Delphi Technologies PLC	Meritor, Inc.

For performance share grants beginning in 2021, the Compensation Committee adopted the Automotive Parts & Supplier index performance peer group by which relative TSR will be measured. This new performance peer group is more specific to the Company’s current industry. It reflects the Company’s increased size, scope, and complexity upon the closing of the Delphi Technologies acquisition.

The following companies comprise this new performance peer group:

Allison Transmission Holdings, Inc.	Fox Factory Holding Corp.	Modine Manufacturing Company
Autoliv, Inc.	Gentex Corporation	Meritor, Inc.
Aptiv PLC	Gentherm Incorporated	Standard Motor Products, Inc.
American Axle & Manufacturing Holdings, Inc.	Honeywell International Inc.	Stoneridge, Inc.
Cooper-Standard Holdings Inc.	Horizon Global Corporation	Strattec Security Corporation
Commercial Vehicle Group, Inc.	Illinois Tool Works Inc.	Superior Industries International, Inc.
Dana Incorporated	LCI Industries	Tenneco Inc.
Dorman Products, Inc.	Lydall, Inc.	Visteon Corporation

36	BorgWarner Inc. 2021 Proxy Statement

Compensation Program Overview and Elements

Executive Compensation Program Elements

Below is a breakdown of the key elements of our executive compensation program. We strive to have each compensation element complement the others and reward the achievement of short-term and long-term business objectives.

BASE SALARY

We establish executives’ base salaries in accordance with the scope of the executive’s responsibilities, time in position, individual experience, internal equity, individual performance, and business performance. When considering market competitive base salaries, we target the median level among our peer group companies, which we determine annually. We review base salaries annually and adjust as appropriate to realign salaries with market levels.

Considering the economic impacts on the Company and the uncertainties related to COVID-19, we postponed the April 1, 2020 salary increases, and the Compensation Committee approved a temporary 20% reduction in the 2019 year-end base salaries for the NEOs. This reduction remained in effect until September 1, 2020.

Based on the new compensation peer group, and increased size and scope of BorgWarner upon closing of the Delphi Technologies acquisition, the Compensation Committee approved base salary adjustments for certain NEOs effective October 1, 2020 (shown as the year-end salary), as follows:

NEO	2019 Year-End Salary	Reduced Salary Due to COVID-19 April 1	2020 Base Salary Reinstated September 1	2020 Year-End Salary Post Delphi
Frédéric B. Lissalde	$1,175,000	$940,000	$1,200,000	$1,260,000
Kevin A. Nowlan	$725,000	$580,000	$765,000	$800,000
Joseph F. Fadool	$750,000	$600,000	$765,000	$810,000
Stefan Demmerle	$560,000	$448,000	$675,000	$760,000
Brady D. Ericson	$550,000	$440,000	$600,000	$650,000
Tonit M. Calaway	$568,150	$454,520	$625,000	$650,000

The Compensation Committee determined that there would be no changes to NEOs’ base salaries for 2021 due to the increases effective October 1.

Management Incentive Plan

The management incentive plan, or MIP, is our cash-based, annual incentive plan for executives. For 2020, as we disclosed in our proxy statement for last year’s annual meeting, one of the primary objectives of our compensation program is to drive executive behavior to accomplish key business strategies, particularly as they relate to our efforts to continue to be a propulsion leader through this period of major change in the automotive industry. Since this strategy is key to our future success, management with the support of the Compensation Committee determined that all members of the senior leadership team should be on the same compensation plan and continue to further develop the Company’s strategic priorities as one team with the same goals and objectives. To align our efforts toward a common definition of success and to further enhance delivery of value to stockholders, in 2019 the Compensation Committee adjusted the MIP performance measures for the senior leadership team, including the NEOs. Effective in 2020, the Compensation Committee shifted from 80% economic value to 50% adjusted operating margin and increased free cash flow from 20% to 50%.

The Compensation Committee also approved an increase in the payout level for threshold performance from 25% to 50% of target to better align with the market.

The Compensation Committee introduced adjusted operating margin as a performance measure because it:

•	Has historically been one of the Company’s primary internal performance metrics, which is measured and reported monthly by every manufacturing location globally
•	Supports the Company’s longer-term goal of sustaining its historically strong margin profile
•	Has a high degree of correlation to improved stock price performance
•	Is strongly connected to the determination of economic value, or EV
•	Is more easily determined and understood as a measure of financial performance than economic value

We calculate AOM% for purposes of the MIP as follows:

AOM%	=	Adjusted Operating Income	÷	Net Sales

AOM%	Adjusted operating margin is defined as (a) U.S. GAAP Operating Income adjusted to eliminate the impact of restructuring expense; merger, acquisition, and divestiture expense; other net expenses, discontinued operations; other gains and losses not reflective of the Company’s ongoing operations; and any related tax effects, divided by (b) externally reported sales.

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Compensation Program Overview and Elements

The Compensation Committee increased the weighting on free cash flow from 20% in 2019 to 50% in 2020 to support the Company’s intent to focus on driving strong cash flow performance, which supports its ability to invest in future growth plans and to return value directly to stockholders. Delivering strong economic value, or EV remains an important focus of the Company. Adjusted operating margin and free cash flow are closely related to the EV calculation, as EV is based on delivering strong operating income and efficient capital deployment that leads to cash flow generation. The Compensation Committee believed that focusing on adjusted operating margin and free cash flow metrics for its 2020 MIP was more understandable and actionable for employees and more transparent for external constituents, while maintaining a close connection to the Company’s culture of driving EV performance.

We calculate FCF for purposes of the MIP as follows:

FCF	=	Operating Cash Flow	–	Capital Expenditures, including Tooling Outlays

FCF	Free cash flow is defined as (a) the net cash provided by operating activities minus (b) capital expenditures, including tooling outlays, and (c) adjusted for operating cash inflows or outflows not reflective of the Company’s ongoing operations.

MIP TARGETS AND AWARDS

The following describes the MIP structure, goal-setting process, and resulting payouts:

•	Each year, the Compensation Committee establishes threshold, target, and maximum performance goals for the Company and business segments at the beginning of the fiscal year considering the broader economic environment, industry conditions, and the Company’s current guidance and past performance with respect to operating earnings and cash flow generation.
•	For 2020, the Compensation Committee set the target performance level above the midpoint of the range of the guidance that the Company established and disclosed to investors in February 2020.
•	For adjusted operating margin, the Compensation Committee set the maximum performance level for 2020 5% higher than the target level, requiring significant outperformance beyond guidance to achieve a maximum payout.
•	The Compensation Committee also set free cash flow targets in an effort to improve the Company’s cash position. Maximum free cash flow performance level was set 14% higher than the target level.
•	Based upon the above criteria, for 2020, and before considering the impact of COVID-19 and the Delphi Technologies acquisition, the Compensation Committee set the target performance levels for adjusted operating margin and free cash flow based on the Company’s approved annual budget, which was within the range of the guidance for these metrics that the Company established and disclosed to investors in February 2020.
•	The Compensation Committee set the maximum performance levels well above the high end of those ranges to require significant outperformance to achieve a maximum payout. The Compensation Committee set the threshold performance levels to allow a payout for performance below the target that was relatively consistent with the outperformance required for a maximum payout.

The 2020 adjusted operating margin and free cash flow performance targets were as follows:

•	The target bonus opportunity for our NEOs for 2020 ranged from 85% to 135% of base salary in accordance with median market total cash.
•	We measure actual performance at the close of the fiscal year, with any earned bonuses paid in the first quarter of the following year.
•	NEOs receive 50% of the target opportunity for achieving threshold performance and 200% of the target opportunity for achieving maximum performance or above, with results in between these levels interpolated.’

38	BorgWarner Inc. 2021 Proxy Statement

Compensation Program Overview and Elements

We determined the 2020 adjusted operating margin, excluding Delphi Technologies, from the Company’s reported financial results, which were adjusted for non-comparable items as reported in the Company’s financial statements, including restructuring, and other non-comparable items.

Operating Income and Margin Reconciliation to Adjusted Operating Income and Margin, excluding Delphi Technologies

($in millions)		Year Ended December 31, 2020
A.	Net Sales	$10,165
B.	Operating Income	$618
C.	Operating Margin (B divided by A)	6.1%
D.	Adjustments to Operating Income:
	Restructuring expenses	203
	Merger, acquisition and divestiture expense	96
	Other(1)	73
E.	Adjusted Operating Income (B plus D)	$990
F.	Adjusted Operating Margin (E divided by A)	9.7%
G.	Delphi Technologies Net Sales(2)	1,120
H.	Delphi Technologies Adjusted Operating Income(2)	109
I.	Net Sales, excluding Delphi Technologies (A minus G)	9,045
J.	Adjusted Operating Income, excluding Delphi Technologies (E minus H)	$881
K.	Adjusted Operating Margin, excluding Delphi Technologies (J divided by I)(3)	9.7%

(1)	Other non-comparable items include $38 million of intangible asset accelerated amortization, $27 million amortization of inventory step-up, $17 million asset impairment and loss on divestiture and $(9) million net gain on insurance recovery for property damage
(2)	Net sales and adjusted operating income attributable to Delphi Technologies, which was acquired by the Company on October 1, 2020
(3)	The Company’s adjusted operating margin performance target for MIP excludes the impact of the Delphi Technologies acquisition

We determined the 2020 FCF, excluding Delphi Technologies, from the Company’s reported financial results.

Net Cash Provided by Operating Activities Reconciliation to Free Cash Flow, excluding Delphi Technologies

($in millions)		Year Ended December 31, 2020
A.	Net cash provided by operating activities	$1,184
B.	Capital expenditures, including tooling outlays	441
C.	Free cash flow (A minus B)	$743
D.	Delphi Technologies Free Cash Flow(1)	(119)
E.	Free cash flow, excluding Delphi Technologies (C minus D)(2)	$862

(1)	Free cash flow attributable to Delphi Technologies, which was acquired by the Company on October 1, 2020
(2)	The Company’s free cash flow performance target for MIP excludes the impact of the Delphi Technologies acquisition

2020 AOM% Performance	2020 FCF Performance

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Compensation Program Overview and Elements

•	We delivered adjusted operating margin of 9.7%, which was below threshold, and strong levels of free cash flow at $862M (in each case, excluding the impact of the Delphi Technologies acquisition), which was above maximum. As a result of this performance, the adjusted operating margin metric resulted in a payout of 0% under the MIP while the free cash flow metric resulted in a 200% payout under the MIP. With a 50% weighting for each of the metrics, the Company achieved a combined payout of 100% under the 2020 MIP. We provide details of this calculation on page 31.

For our President and CEO, Frédéric B. Lissalde, this provided the following bonus payout.

CEO 2020 MIP Payout

MIP Result % of Target Bonus	=	AOM% 0% Payout as % of Target x 50%	+	FCF 200% Payout as % of Target x 50%	=	100%

Bonus Payout	=	Base Salary of $1,100,417	x	Target Percentage of Base Salary (142%)	x	MIP Result of 100% of Target Bonus	=	$1,564,420

•	The base salary is actual salary including a 20% reduction from 2019 salary in response to COVID-19 and delayed implementation of 2020 salary increases until September 1.

•	Performance resulted in bonus payouts at 100% of target for the NEOs, with payout percentages and bonus payout amounts as follows:

NEO	MIP Payout as % of Target Based on Actual EV Performance	MIP Payout as % of Target Based on Actual FCF Performance	Bonus Payout
Frédéric B. Lissalde	0%	200.0%	$1,564,420
Kevin A. Nowlan	0%	200.0%	$678,193
Joseph F. Fadool	0%	200.0%	$694,328
Stefan Demmerle	0%	200.0%	$572,903
Brady D. Ericson	0%	200.0%	$510,449
Tonit M. Calaway	0%	200.0%	$488,509

2021 MIP

The metrics of adjusted operating margin and free cash flow, including the weightings, will remain the same as in 2020. Our NEOs will continue to have annual incentive opportunities under the plan.

For 2021, the Compensation Committee set the target performance levels for adjusted operating margin and free cash flow based on the Company’s annual budget, which is within the Company’s February 2021 guidance range for these metrics. The Compensation Committee set the maximum performance levels well above the high end of those ranges to require significant outperformance to achieve a maximum payout. The Compensation Committee set threshold performance levels to allow a payout for performance below the target that was relatively consistent with the outperformance required for a maximum payout.

The 2021 adjusted operating margin and free cash flow performance targets are as follows:

Performance Level	AOM%	Free Cash Flow
Threshold	9.9%	$750 million
Target	10.4%	$850 million
Maximum	10.9%	$950 million

40	BorgWarner Inc. 2021 Proxy Statement

Compensation Program Overview and Elements

Long-Term Equity Incentives

We believe that long-term performance is driven through an ownership culture that rewards our executives for maximizing long-term stockholder value. Our long-term incentive plans provide participants with appropriate incentives to acquire equity interests in our Company and align their interests with the interests of our stockholders.

We deliver two thirds of the total value of the target long-term incentive opportunity through performance shares and one third through restricted stock. Our Compensation Committee has decided to place greater emphasis on performance shares due to the significant challenges in the automotive industry and a desire to provide a direct comparison of our longer term performance to that of our industry peers, and to more firmly align our executives’ interests with the interests of our stockholders.

PERFORMANCE SHARES

The Compensation Committee designed the performance share awards for a select group of senior executives to provide a competitive payout at the end of a three-year performance period, with goals set at the beginning of each performance period. A new performance period begins each January 1 and ends three years later on December 31.

For 2020, the Compensation Committee changed the mix of metrics for purposes of earning performance shares. Performance shares that we granted in 2020 may be earned based on achievement of three equally weighted metrics: relative total shareholder return, or TSR, relative revenue growth, or RRG, and adjusted earnings per share, or EPS. The Compensation Committee approved the addition of adjusted EPS to the mix of performance metrics to place additional emphasis on long-term earnings growth, while increasing stockholder value.

•	Relative TSR: Determined by ranking the Company’s three-year TSR among a peer group of companies.
•	RRG: Determined based on the three year compound annual change in revenue, excluding the impact of changes in currency exchange rates and acquisition and divestiture activity, in excess of the three year compounded annual change in industry vehicle production, weighted to reflect the Company’s relative participation in the vehicle markets of the various regions of the world and the Company’s relative participation in the passenger car and commercial vehicle markets. We determined the change in industry vehicle production using data published by IHS Automotive, a leading global automotive research firm.
•	Adjusted EPS: Determined based on the Company’s adjusted earnings per share in the third year of the performance measurement period. Adjustments are made for other gains and losses not reflective of the Company’s ongoing operations.

We express the TSR, RRG, and EPS awards at grant in terms of a number of performance shares. We use a consistent methodology based on the market median for long-term incentive to determine the target dollar amount and then we convert the target dollar amount to a specific number of shares. This is calculated by using the average closing price of the Company’s common stock for the last five trading days of the year preceding the date of grant, which coincides with the end of the prior performance period. We determine payouts at the end of the three-year performance period based on the rank of the Company’s TSR compared to those in our peer group and RRG compared to the weighted average growth in vehicle production.

Performance Share Award Payout Schedule

The relative TSR payout schedule for awards that we made in 2020 is as follows:

*	We use linear interpolation to determine the percent of performance shares when actual performance does not fall directly on one of the levels listed above.

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Compensation Program Overview and Elements

The RRG payout schedule for awards that we made in 2020 is as follows:

*	We use linear interpolation to determine the percent of performance shares when actual performance does not fall directly on one of the levels listed above.

The adjusted EPS payout schedule for awards that we made in 2020 is as follows:

*	We use linear interpolation to determine the percent of performance shares when actual performance does not fall directly on one of the levels listed above.

Relative TSR Payout for 2018-2020: For the 2018-2020 performance period, the Company’s TSR was at the 24th percentile of the performance peer group resulting in a 0% payout of TSR performance shares for that performance period.

RRG Payout for 2018-2020: For the 2018-2020 performance period, the Company’s revenue growth, excluding the impact of changes in currency values and merger, acquisition, and divestiture activity, was -2.3%, while the weighted average vehicle production decreased by 7.4%. The 5.1% outperformance relative to the market resulted in a 2018-2020 RRG performance share payout of 155% of target. We detail below the shares that our NEOs earned, and we reflect them in the Option Exercises and Stock Vested table on page 50.

	Total Shareholder Return		Relative Revenue Growth
NEO	Shares at Grant	Shares Earned	Shares at Target	Shares Earned
Frédéric B. Lissalde	15,800	0	15,800	24,490
Kevin A. Nowlan	0	0	0	0
Joseph F. Fadool	7,400	0	7,400	11,470
Stefan Demmerle	7,400	0	7,400	11,470
Brady D. Ericson	6,750	0	6,750	10,463
Tonit M. Calaway	7,000	0	7,000	10,850

42	BorgWarner Inc. 2021 Proxy Statement

Compensation Program Overview and Elements

Restricted Stock

Restricted stock awards incent and reward executives for improving long-term stock value and serve as a retention tool. Generally, we grant restricted stock in February and one half of the shares that we grant will vest on the second anniversary of the grant date, and the remainder of the shares that we grant will vest on the third anniversary of the grant date, in each instance provided that the recipient is still employed by the Company.

In response to stockholder feedback, all restricted stock granted in 2017 and later is subject to a double-trigger change of control provision. This means that shares of restricted stock will automatically accelerate and become fully vested only if the Company terminates an NEO’s employment other than for cause, or the NEO elects to terminate employment for good reason, during the restriction period following a change of control.

Other Benefits

EXECUTIVE BENEFITS AND PERQUISITES

NEOs are eligible to participate in employee benefit plans on the same basis as other employees (such as medical, dental, and vision care plans; health care flexible spending accounts; life, accidental death and dismemberment, and disability insurance; employee assistance programs; and a defined contribution retirement plan, including a 401(k) feature). We provide the retirement plans that we describe on pages 50 and 51 to all employees to permit them to accumulate funds for retirement and to provide a competitive retirement package.

Our U.S.-based executives who exceed the limits under the qualified BorgWarner Inc. Retirement Savings Plan participate in the BorgWarner Inc. Retirement Savings Excess Benefit Plan. All of our NEOs received Company contributions under the Excess Plan in 2020. For further detail, see page 51 under the Non-Qualified Deferred Compensation section.

Executive perquisites for the U.S.-based NEOs are limited to a taxable annual perquisite allowance. We generally do not provide tax gross-ups on benefits or perquisites. NEOs may use Company aircraft for personal purposes in special circumstances as determined by the CEO, or by the CFO and Chief Compliance Officer if travel is by the CEO. Special circumstances in 2020 included efforts to reduce unnecessary in-person exposure consistent with public health directives and recommendations. On certain limited occasions, and consistent with Company policy, an NEO’s spouse or other family member may accompany the NEO on a business trip in which Company aircraft is used. The Company does not incur any additional direct operating cost in such situations because there is no incremental cost associated with the additional traveler.

None of our NEOs participates in or has account balances in any of the Company-sponsored qualified or non-qualified defined benefit pension plans.

Change of Control Agreements

We have entered into Change of Control Employment Agreements, or COC Agreements, with each of our NEOs and certain other executives. In establishing the COC Agreements, our Board determined that it is in the best interests of the Company and its stockholders to (i) maintain NEOs’ continued dedication in the event of either a contemplated or actual change of control, and (ii) provide two to three years of compensation to NEOs terminated in connection with a change of control so as to focus their attention on executing the transaction rather than the personal uncertainties and risks associated with such change of control.

COC Agreements: (i) do not provide for excise tax gross-up provisions, (ii) condition the receipt of certain benefits on the execution of a non-compete agreement, and (iii) incorporate a clause that allows an executive to forego certain benefits in the event that receipt would trigger the excise tax. See pages 51 and 52 for further details.

Each of our NEOs is eligible for severance benefits under the BorgWarner Inc. Transitional Income Plan, or TIP. We established the TIP to provide some financial protection to all U.S. salaried employees in the event that their employment is terminated for reasons beyond their control. The TIP benefit includes a lump sum payment that is based on length of service (with a maximum benefit of 26 weeks of base salary) and medical coverage. In no event would an NEO receive a payment under both the COC Agreement and the TIP.

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Executive Compensation Process and Practices

Independent Compensation Consultant

Our Compensation Committee retained Pearl Meyer as its independent compensation consultant. The Compensation Committee annually reviews its relationship with Pearl Meyer to ensure continued independence. The review process includes consideration of the factors impacting independence set forth in New York Stock Exchange rules. Pearl Meyer reports directly to the Compensation Committee and does not perform any other services for the Company or management.

Pearl Meyer regularly participates in Compensation Committee meetings and, in collaboration with the Compensation Committee, aids in determining the appropriate compensation program, design, levels, and peer groups for the Company.

Compensation Risk Management

Each year, the Compensation Committee oversees a risk assessment of the Company’s executive compensation program. Based on its most recent review, the Compensation Committee concluded that our compensation program and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. Our executive compensation program includes a number of features that mitigate unnecessary risk taking, including a balance of short- and long-term incentives, with long-term incentives comprising the majority of our executives’ target compensation; a mix of performance metrics on our short- and long-term incentives; clawback provisions; and stock ownership guidelines.

Compensation Policies

STOCK OWNERSHIP GUIDELINES

To promote equity ownership and align the interests of management and our stockholders, we have established stock ownership guidelines that outline our expectations for our executives to hold a significant and sustained long-term personal financial interest in the Company. During 2017, the Compensation Committee approved the following guidelines:

CEO	CFO	Business Presidents and Executive Vice Presidents
6x base salary	3x base salary	2x base salary

We expect executives to meet the guidelines within five years after appointment as an officer. Shares counted to meet the ownership guidelines include vested and non-vested restricted shares, vested performance share awards, and shares held by the executive under the Retirement Savings Plan and the Retirement Savings Excess Benefit Plan. The Compensation Committee also approved a holding requirement for officers who do not meet their ownership guideline; officers must hold at least 50% of any performance share awards or restricted shares that become vested until their ownership guideline is met. Our Compensation Committee reviews the ownership level for our CEO and all other persons covered under this guideline each year. As of March 19, 2021, each of our named executive officers had met the level of ownership required or had more time to meet the guidelines.

Short Sales, Pledging, & Hedging

Generally, our Insider Trading and Confidentiality Policy prohibits our directors and employees from engaging in any transaction involving a put, call, or other option on BorgWarner securities, from selling any BorgWarner securities he or she does not own (i.e., “selling short”), from pledging any BorgWarner securities as collateral to secure personal loans or other obligations, and from engaging in hedging or monetization transactions involving BorgWarner securities. The types of hedging or monetization transactions prohibited by the Policy include the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds.

44	BorgWarner Inc. 2021 Proxy Statement

Executive Compensation Process and Practices

Clawback Policy

Our Board adopted a policy setting forth procedures to recover payment in the event that an executive engages in any fraud or intentional illegal conduct that materially contributed to the need for a restatement of the Company’s publicly filed financial results. Performance-based compensation received by the executive during the three-year period preceding the restatement will be subject to reduction or reimbursement to the Company at the Compensation Committee’s discretion.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986 as amended generally provides that a public corporation may not deduct for tax purposes compensation in excess of $1 million that it paid for any fiscal year to certain covered employees – generally including our NEOs. Prior to the changes that the Tax Cuts and Jobs Act made to Section 162(m) effective with the 2018 fiscal year, qualifying performance-based compensation was exempt from the $1 million limit on deductibility. Starting with the 2018 fiscal year, only qualifying performance-based compensation that we pay pursuant to a binding contract that was in effect on November 2, 2017 and was not materially modified after that date will continue to be exempt from the deduction limit. Accordingly, any compensation that we pay pursuant to compensation arrangements entered into or materially modified after November 2, 2017, even if performance-based, will be subject to the $1 million fiscal year deduction limit if paid to a covered employee.

In determining our executive compensation for 2020, we considered the tax deductibility of compensation as well as the goals of our compensation program, and we retained the flexibility to provide compensation that is consistent with our goals, even if such compensation would not be fully tax-deductible. Because many different factors influence a well-rounded, comprehensive executive compensation program, some of the compensation we provide to our executive officers is likely to be not fully deductible due to Section 162(m).

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Vicki L. Sato Chair

Dennis C. Cuneo	Shaun E. McAlmont	Deborah D. McWhinney
as of November 11, 2020

The Compensation Committee Report does not constitute soliciting material. It is not considered filed by us and shall not be incorporated by reference into any of our other filings under the Securities Act or the Exchange Act unless we state otherwise.

Compensation Committee Interlocks and Insider Participation

During our last completed fiscal year, the voting members of our Compensation Committee were Dennis C. Cuneo, Shaun E. McAlmont (as of November 11, 2020), Deborah D. McWhinney, and Vicki L. Sato, Chairperson, and Jan Carlson (retired April 2020). None of these persons was an officer or employee of the Company or any of its subsidiaries or was formerly an officer of the Company or of any of its subsidiaries. None of these persons has any relationship requiring disclosure by the Company under Item 404 of Regulation S-K.

No executive officer of the Company served as a member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity one of whose executive officers served on the Compensation Committee or our Board. No executive officer of the Company served as a director of another entity, or as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of such other entity one of whose executive officers served on the Compensation Committee or our Board.

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Executive Compensation Tables

Summary Compensation Table

The following table sets forth information regarding compensation for our NEOs for the last three fiscal years:

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards(1) ($) (e)	Non-Equity Incentive Plan Compensation(2) ($) (f)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($) (g)	All Other Compensation ($) (h)	Total ($) (i)
Frédéric B. Lissalde	2020	1,100,417	—	6,364,686	1,564,420	—	819,249	9,848,772
President and Chief Executive Officer
	2019	1,156,250	—	9,506,072	2,754,999	—	529,708	13,947,029
	2018	946,235	—	2,490,633	944,146	—	627,428	5,008,442
Kevin A. Nowlan	2020	686,667	—	1,691,034	678,193	—	284,205	3,340,098
Executive Vice President and Chief Financial Officer
	2019	543,750	500,000	3,900,009	886,667	—	124,263	5,954,689
Joseph F. Fadool	2020	703,750	—	1,691,034	694,328	—	248,196	3,337,308
Vice President, President and General Manager, BorgWarner Emissions, Thermal and Turbo Systems
	2019	739,155	—	1,709,339	970,939	—	191,352	3,610,785
	2018	508,750	—	1,170,364	656,851	—	639,641	2,975,606
Stefan Demmerle(3)	2020	582,250	—	1,492,146	572,903	—	215,871	2,863,170
Vice President, President and General Manager, BorgWarner PowerDrive Systems
	2019	547,500	—	1,709,339	805,154	—	167,394	3,229,387
Brady D. Ericson(4)	2020	533,333	—	1,140,355	510,449	—	213,161	2,397,299
Vice President, President and General Manager, BorgWarner Morse Systems

Tonit M. Calaway	2020	546,004	—	994,484	488,509	—	214,981	2,243,978
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary	2019	563,613	—	1,561,540	871,009	—	201,879	3,198,041
	2018	518,833	214,020	1,105,348	413,714	—	208,743	2,460,658
(1)	The aggregate values in column (e) reported for 2020, 2019, and 2018 represent the grant date fair market value (“FMV”) of the awards noted in the Grants of Plan-Based Awards table. Assuming maximum performance levels are achieved for the Performance Share Plans, the maximum value of all stock performance share awards granted would be $8,490,531 for Mr. Lissalde, $2,256,307 for Mr. Nowlan, $2,256,307 for Mr. Fadool, $1,989,938 for Mr. Demmerle, $1,521,832 for Mr. Ericson, and $1,325,972 for Ms. Calaway based on FMV at the time of grant.
(2)	The values in column (f) reflect payments made under the MIP.
(3)	Dr. Demmerle was not an NEO in 2018, so we are not including data for that year.
(4)	Mr. Ericson was not an NEO in 2019 or 2018, so we are not including data for those years.

46	BorgWarner Inc. 2021 Proxy Statement

Executive Compensation Tables

All Other Compensation Table

The following table details, by category, the amounts reported above in the “All Other Compensation” column of the Summary Compensation Table for each of our NEOs. The chart below indicates the amount in each category for each of our NEOs:

Name (a)	Perquisite Allowance ($) (b)	Personal Use of Leased Vehicle ($) (c)	Personal Use of Company Aircraft ($) (d)	Registrant Contributions to Defined Contribution Plans(1) ($) (e)	Value of Dividends on Unvested Shares of Stock (f)	French Benefit Allowance ($) (g)	Relocation Cost ($) (h)	Other ($) (i)	Total of “All Other Compensation” ($) (j)
Frédéric B. Lissalde(2)	50,000		3,881	544,349	164,684	54,000	—	2,335	819,249
Kevin A. Nowlan	35,000	—	—	167,559	81,646	—	—	—	284,205
Joseph F. Fadool	30,000	—	—	179,208	38,988	—	—	—	248,196
Stefan Demmerle	30,000	—	938	147,606	37,326	—	—	—	215,871
Brady D. Ericson	30,000	—	—	152,597	30,564	—	—	—	213,161
Tonit M. Calaway	30,000	—	2,548	150,864	31,569	—	—	—	214,981
(1)	Amounts credited by the Company on behalf of its NEOs during 2020 pursuant to the provisions of the Retirement Savings Plan and the Retirement Savings Excess Benefit Plan.
(2)	Mr. Lissalde is a French national working in the USA and receives a benefit allowance to enable him to maintain coverage in the French healthcare system.

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Executive Compensation Tables

Grants of Plan-Based Awards

The following table summarizes the grants of equity and non-equity plan awards to our NEOs in 2020:

								All Other	All Other
								Stock	Option
								Awards:	Awards:	Exercise	Grant Date
		Estimated Possible Payout			Estimated Future Payout			Number	Number of	or Base	Fair Value
		Under Non-Equity Incentive			Under Equity Incentive			of Shares	Securities	Price of	of Stock
		Plan Awards(1)			Plan Awards			or Stock	Underlying	Option	and Option
		Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Option	Awards	Awards
Name	Grant Date	($)	($)	($)	($)	($)	($)	(#)	(#)	($/Share)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Frédéric B. Lissalde		782,210	1,564,420	3,128,840
	2/12/2020(2)				48,769	130,050	260,100				4,245,266
	2/12/2020(3)							61,096			2,119,420
Kevin A. Nowlan		339,096	678,193	1,356,385
	2/12/2020(2)				12,960	34,560	69,120				1,128,154
	2/12/2020(3)							16,226			562,880
Joseph F. Fadool		347,164	688,500	1,377,000
	2/12/2020(2)				12,960	34,560	69,120				1,128,154
	2/12/2020(3)							16,226			562,880
Stefan Demmerle		286,452	572,903	1,145,807
	2/12/2020(2)				11,430	30,480	60,960				994,969
	2/12/2020(3)							14,332			497,177
Brady D. Ericson		255,225	510,449	1,020,899
	2/12/2020(2)				8,741	23,010	46,620				760,916
	2/12/2020(3)							10,938			379,439
Tonit M. Calaway		244,254	488,509	977,018
	2/12/2020(2)				7,616	20,310	40,620				662,986
	2/12/2020(3)							9,556			331,498
(1)	2020 bonus opportunity under the MIP.
(2)	2020 Performance Share Grant: Value of grant = number of target shares times the Monte Carlo pricing on grant date of $34.69 and $28.55.
(3)	2020 Restricted Stock Grant: Granted same day as approved by the Compensation Committee of the Board of Directors. The shares will vest 50% on the second anniversary of the grant date and 100% on the third anniversary of the grant date. FMV at grant date = number of restricted shares times the closing stock price on February 12, 2020 of $34.69 in accordance with ASC Topic 718.

The equity awards reflected in the Grants of Plan-Based Awards table are granted under the BorgWarner Inc. 2018 Stock Incentive Plan (“the 2018 Plan”). Further details regarding our incentive plans can be found in our Compensation Discussion and Analysis on pages 26-45.

48	BorgWarner Inc. 2021 Proxy Statement

Executive Compensation Tables

Outstanding Equity Awards at Fiscal Year End

The following table summarizes all equity awards to our NEOs that remain either unexercised and/or unvested as of December 31, 2020:

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested(1) (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#) (i)	Equity Incentive Plan Awards: Market or Payout of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($) (j)
Frédéric B. Lissalde	—	—	—	—	—	139,921	5,406,547	388,050	14,994,252
Kevin A. Nowlan	—	—	—	—	—	114,588	4,427,680	46,080	1,780,531
Joseph F. Fadool	—	—	—	—	—	32,850	1,269,324	84,630	3,270,103
Stefan Demmerle	—	—	—	—	—	30,859	1,192,392	79,190	3,059,902
Brady D. Ericson	—	—	—	—	—	24,700	954,794	62,580	2,418,091
Tonit M. Calaway	—	—	—	—	—	24,710	954,794	62,330	2,408,431
(1)	The values in column (g) represent the number of restricted shares of stock and/or stock units granted in 2018, 2019, and 2020 plus reinvested dividends and/or dividend equivalents that will vest on February 28, 2021, 2022, and 2023. The dollar value in column (h) is calculated using the closing stock price on December 31, 2020 of $38.64 per share.
(2)	The values of columns (i) and (j) are comprised of performance share grants made under the BorgWarner Inc. 2018 Stock Incentive Plan, issued for the performance periods of 2019-2021 and 2020-2022. Column (i) represents the target potential payout for all outstanding unearned 2019-2021 and 2020-2022 relative TSR performance and earnings per share (EPS) shares and the maximum potential payout for all outstanding unearned 2019-2021 and 2020-2022 relative revenue growth performance shares that would be paid out at the end of each performance period. The payout level of the 2019-2021 and 2020-2022 relative TSR performance shares is shown at the target payout level because actual performance over the most recent period was at 0.0% of the target level. The payout level of the 2019-2021 and 2020-2022 relative revenue growth performance shares is shown at a 200% of target payout level because actual performance over the most recent period was at 155.0% of the target level. The payout level of 2020-2022 earnings per share (EPS) performance shares is shown at 100% of target payout level because actual performance over the most recent period is being determined. Column (j) represents the number of performance shares in column (i) times the closing stock price of $38.64 on December 31, 2020. Actual future payouts will depend on several factors, including (i) the number of performance shares that are earned, as determined after the end of the performance period based on the level at which the applicable performance goals have been achieved, as described on pages 24-25; and (ii) the FMV of stock, as defined in the 2018 Plan.

Regarding adjustments to shares, in the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the stock or other change in corporate structure affecting the stock, our Compensation Committee or our Board shall make such substitution or adjustments in the aggregate number, kind and option price of shares or adjustments in the consideration receivable upon exercise as it may be necessary to avoid dilution.

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Executive Compensation Tables

Option Exercises and Stock Vested

The following table summarizes all option exercises and stock vestings by our NEOs during 2020:

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized On Exercise ($) (c)	Number of Shares Acquired on Vesting(1) (#) (d)	Value Realized On Vesting(2) ($) (e)
Frédéric B. Lissalde	—	—	37,976	1,358,223
Kevin A. Nowlan	—	—	844	25,780
Joseph F. Fadool	—	—	19,239	680,505
Stefan Demmerle	—	—	19,427	686,247
Brady D. Ericson	—	—	17,897	631,362
Tonit M. Calaway	—	—	18,407	650,073
(1)	Number of “shares” disclosed in column (d) represents the total number of relative total stockholder return and relative revenue performance shares earned for the 2018-2020 performance period and paid in 2021, the total number of shares of restricted stock granted in 2017 as to which restrictions lapsed in 2020, and the total number of shares of restricted stock granted in 2018 that lapsed in 2020.
(2)	Amount in column (e) is equal to the number of total stockholder return and relative revenue performance shares earned multiplied by $38.64, which was the closing stock price at the end of the performance period on December 31, 2020, the FMV of the shares of restricted stock granted in 2017 that lapsed and were paid in 2020, the FMV of the shares of restricted stock granted in 2018 as to which restrictions lapsed and were paid in 2020.

Pension Benefits

None of our NEOs participate or has account balances in any of the Company-sponsored qualified or non-qualified defined benefit pension plans. Accordingly, we have not included a Pension Benefits table.

Our NEOs are eligible to participate in our Retirement Savings Plan, or RSP, our tax-qualified defined contribution plan. This plan, which is available to all U.S. salaried and hourly employees, allows our NEOs to take advantage of current tax-advantaged opportunities for accumulating future retirement income. The RSP is comprised of two primary components: a Company Retirement Account and a Savings Account with a match feature. In the Company Retirement Account, the Company makes a contribution to the employee’s account each pay period based on years of service and eligible pay. For the majority of employees, including our NEOs, this ranges from 4% to 6% of compensation up to the Social Security wage base and from 8% to 11.5% of compensation above the Social Security wage base. In the Savings Account, participants may make contributions to the plan of 1% to 70% of their eligible earnings on a before-tax and/or after-tax basis (up to the statutorily prescribed annual limit on pre-tax contributions under the Internal Revenue Code (“IRC”). The Company matches 100% of the first 3% of the employee’s pre-tax contributions. Participant contributions are held in trust as required by law. All employee contributions are 100% vested when contributed. The first 3% of compensation contributed to the Company Retirement Account vests immediately and any other employer contributions vest 100% after three years of service.

50	BorgWarner Inc. 2021 Proxy Statement

Executive Compensation Tables

Non-Qualified Deferred Compensation

The following table shows the non-qualified deferred compensation activity for our NEOs during 2020.

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)(1)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)(2)
Frédéric B. Lissalde	—	517,710	54,790	—	858,512
Kevin A. Nowlan(3)	—	141,717	20,155	—	195,171
Joseph F. Fadool	—	152,866	156,467	—	1,278,127
Stefan Demmerle	—	121,264	93,476	—	870,297
Brady D. Ericson	—	121,932	173,673	—	1,603,187
Tonit M. Calaway	—	124,521	63,122	—	478,780
(1)	The amounts shown in this column represent benefits earned under the Defined Contribution Retirement Savings Plan, which amounts also appear in the “All Other Compensation” column in the 2020 Summary Compensation Table for fiscal 2020.
(2)	The amount shown in this column in excess of the sum of the amounts from the preceding columns includes $286,011 for Mr. Lissalde, $33,299 for Mr. Nowlan, $314,669 for Mr. Fadool, $286,110 for Mr. Demmerle, and $291,136 for Ms. Calaway that was previously reported in the Summary Compensation Table for years prior to fiscal 2020. Mr. Ericson was not an NEO in prior years.
(3)	All amounts subject to vesting and forfeiture prior to April 1, 2022.

The Excess Plan is an unfunded, non-qualified retirement plan, which keeps certain highly compensated U.S. employees whole with regard to Company contributions that are otherwise limited under the RSP by IRC provisions. Participation is automatic once these limits are reached in a plan year. The contributions vest in the same manner as under the RSP. Distributions are made following a participant’s separation from service, with distributions attributable to amounts earned or vested before January 1, 2005 distributed within 30 days of participant’s separation from service and amounts earned or vested after December 31, 2004 distributed in the seventh month following the month in which the participant’s separation from service occurs. No in-service withdrawals or loans are available.

Excess Plan balances are invested in the same investment choices that are selected by the participants under the RSP. As these plans are unfunded, no money is actually invested. Rather, a notional account is maintained which mirrors the returns of these investments.

Potential Payments Upon Termination or Change of Control

The following table shows the post-employment payments that would be paid to each of our NEOs under certain change of control related events. The calculations assume each NEO’s employment is terminated on December 31, 2020. For purposes of the calculations, the closing stock price on the last business day of 2019 ($43.38) was used to determine the market value of restricted stock.

	Payment Triggering Events in Connection with a Change of Control(3)
		Involuntary Termination		Voluntary Termination
Name (a)	Change of Control only ($) (b)	with Cause ($) (c)	without Cause(1) ($) (d)	with Good Reason(1) ($) (e)	without Good Reason(2) ($) (f)
Frédéric B. Lissalde	—	—	14,904,481	14,904,481	3,186,750
Kevin A. Nowlan	—	—	7,418,177	7,418,177	403,200
Joseph F. Fadool	—	—	6,376,630	6,376,630	703,033
Stefan Demmerle	—	—	6,184,442	6,184,442	655,433
Brady D. Ericson	—	—	5,231,380	5,231,380	516,950
Tonit M. Calaway	—	—	4,808,708	4,808,708	511,117
(1)	For all Named Executive Officers, includes cash severance payment based on three times the average of base plus bonus, value of unvested restricted stock, prorated 2019-2021 and 2020-2022 performance share payments, retirement benefit based on three times the 2020 Company contributions to the RSP, value of welfare benefits (i.e. health care, life insurance, and disability insurance coverage) for three years, outplacement services, and net of any benefits foregone to avoid the imposition of any excise tax.

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Executive Compensation Tables

(2)	Includes the value of prorated 2019-2021, and 2020-2022 performance share payments.
(3)	The amounts disclosed in the table above do not include life or disability insurance benefits or vested benefits under the qualified RSP or under the TIP, as these benefit plans are available to all U.S.-based salaried employees. The provisions of each plan would determine the timing and method of payments made under the above scenarios.

CHANGE OF CONTROL EMPLOYMENT AGREEMENTS

We have entered into COC Agreements with each of our NEOs. The COC Agreements do not include excise tax gross-up provisions. They also allow a portion of any benefit received in connection with a change of control to be attributable to a non-compete agreement in order to reduce the potential for the excise tax and to apply and allow executives to forego a portion of benefits if the benefit triggers the excise tax.

Below is a general description of the material terms and conditions of our COC Agreements.

In the event that an NEO terminates employment for good reason, or the Company terminates an NEO’s employment with the Company without cause within two to three years of a change of control or in anticipation of a change of control, the NEO is entitled to the following:

•	A lump sum cash amount equal to two to three times his or her annual base salary and average annual bonus for the most recent three years

•	A lump sum cash amount equal to two to three times the Company’s retirement contributions that would have been made on his or her behalf in the first year after termination of employment

•	Executives may elect to forego a portion of change of control payments, which could otherwise trigger IRC Section 4999 excise taxes as the tax will not be “grossed-up” under the COC Agreement

•	Continuation of medical, dental, and life insurance benefits for two to three years

•	Outplacement services at a cost not to exceed $40,000

“Change of control” generally means (a) the acquisition by any party of beneficial ownership of 20% or more of either (i) the then outstanding shares of our common stock, or (ii) the combined voting power of our then outstanding voting securities entitled to vote generally in the election of our directors, (b) a change in the majority of our Board, (c) a major corporate transaction, such as a merger or sale of substantially all of our assets, which results in a change in the majority of our Board of Directors or a majority of stockholders, or (d) a complete liquidation or dissolution of the Company.

“Cause” generally means the willful and continued failure of the executive to perform substantially the executive’s duties or the willful engaging by the executive in illegal conduct or gross misconduct materially injurious to us.

“Good reason” generally means the diminution of responsibilities, authority or duties, our failure to comply with compensation or benefit provisions, transfer to a new work location more than 35 miles from the executive’s previous work location, a purported termination of the COC Agreement by us other than in accordance with the COC Agreement, or our failure to require any successor to us to comply with the COC Agreement.

TERMINATIONS NOT RELATED TO A CHANGE OF CONTROL

In the event of an involuntary termination without cause not in connection with a change of control, no additional payments are required to be made to NEOs except under the TIP, which applies to all U.S. salaried employees. Benefits provided under the TIP include a lump sum payment of up to six months’ base salary plus payment of healthcare, dental, and vision benefit premiums required under COBRA for six months.

In the event of termination of employment by retirement not in connection with a change of control, no additional payments are made to NEOs.

CEO Pay Ratio

For 2020, we estimate the ratio of our CEO’s compensation to our median employee’s compensation as 311 to 1. This estimated ratio is slightly lower than in 2019 when the ratio was 314 to 1.

The median employee was identified by ranking the total cash compensation of our worldwide employees (other than our CEO) who were employed by us or our affiliates on December 31, 2020. The number of non-U.S. employees included in the median employee determination increased from 23,006 to 35,996. Total cash compensation included base wages, overtime pay, target annual bonuses, and any cash allowances paid to employees.

The median employee for 2020 is from Poland, with 2020 compensation of $31,250. The median employee’s 2020 compensation was calculated under the methodology employed for calculating Total Compensation in the Summary Compensation Table and compared to our CEO’s 2020 compensation to determine the ratio. For this purpose, we converted the median employee’s compensation into U.S. dollars using an exchange rate based on 3.70383 PLN to 1 USD. Our CEO’s total annual compensation, calculated on the same basis, was $9,715,687, producing a pay ratio of 311:1. Given the different methodologies that various public companies use to determine an estimate of their pay ratio, as well as differences in business models and workforce strategies, the estimated ratio reported above should not be used as a basis for comparison between companies.

52	BorgWarner Inc. 2021 Proxy Statement

Executive Compensation Tables

Director Compensation

The following table details the compensation earned by each non-employee director who served on the Board in 2020. Directors who are employees of BorgWarner are not compensated for their service on the Board:

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards(1) ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)	Aggregate Number of Outstanding Stock and Option Awards(2) (#) (i)
Jan Carlson(3)	41,483	—	—	—	—	—	41,483	—
Nelda J. Connors(4)	28,750	—	—	—	—	—	28,750	—
Dennis C. Cuneo	115,833	130,000	—	—	—	—	245,833	3,020
David S. Haffner(5)	28,500	—	—	—	—	—	28,500	—
Michael S. Hanley	127,750	130,000	—	—	—	—	257,750	3,020
John R. McKernan, Jr.	109,933	130,000	—	—	—	—	239,933	3,020
Paul A. Mascarenas	111,308	130,000	—	—	—	—	241,308	3,020
Shaun E. McAlmont	37,667	—	—	—	—	—	37,667	—
Alexis P. Michas	257,492	130,000	—	—	—	—	387,492	3,020
Deborah D. McWhinney	113,583	130,000	—	—	—	—	243,583	3,020
Vicki L. Sato	122,833	130,000	—	—	—	—	252,833	3,020
(1)	The values in column (c) reported for 2020 represent the grant date fair market value of the restricted stock award granted on April 29, 2020. (FMV at grant date = number of restricted shares times the closing stock price on April 29, 2020 of $29.67).
(2)	Aggregate number of outstanding shares of restricted stock and outstanding vested and unvested stock options at fiscal year-end only, including dividends.
(3)	Jan Carlson completed his service on the Board at the April 29, 2020 Annual Meeting of Stockholders.
(4)	Nelda J. Connors was paid her 2020 retainer in January 2021.
(5)	David S. Haffner elected to defer his 2020 retainer.

Annual compensation for our non-employee directors for 2020 was comprised of the following components: annual cash retainer and equity compensation consisting of restricted stock for board service, and retainers for committee service. Our non-employee directors were not granted any stock option awards and did not receive any non-equity incentive plan Compensation for 2020.

In 2020, non-employee directors’ target annual cash retainer for board service was $110,000 and annual equity compensation was $130,000 worth of restricted stock. Committee members received annual retainers as follows for each committee on which they served: $6,000 for the Corporate Governance Committee; $9,000 for the Compensation Committee, and $7,500 for the Audit Committee. Chairs of the committees received the following additional annual retainers for their service to the committees in view of their commitment of additional time to their oversight of the committees: $6,000 for Corporate Governance, $9,000 for Compensation, and $17,500 for Audit. The Non-Executive Chair’s total compensation was targeted to be $410,900 consisting of an annual cash retainer of $280,900 and an equity retainer of $130,000 granted in restricted stock. All non-employee directors took a 20% reduction in retainer fees in response to COVID-19 that is reflected in column (b) in the Director Compensation table. Board and standing committee meeting attendance fees are not paid. Non-employee directors are paid up to $1,000 per day for their attendance requested by the Company at meetings or events not associated with board or committee meetings. Additional compensation arrangements may be made if special committees are convened, though none are planned at this time. The stock ownership expectation of non-employee directors is an amount equivalent to five times the amount of the annual cash retainer for board service within five years of joining the Board thereafter. All of our directors met the stock ownership guidelines as of January 1, 2021 or were appropriately progressing toward meeting them.

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Proposal 3

Ratification of Selection of Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP, its member firms, and their respective affiliates (collectively, “PwC”), an independent registered public accounting firm, performed an audit of our consolidated financial statements for the fiscal year ended December 31, 2020 and the effectiveness of our internal control over financial reporting as of December 31, 2020. The Audit Committee has selected PwC to serve as our independent registered public accounting firm for the 2021 fiscal year, and the Audit Committee is presenting this selection to stockholders for ratification. Representatives of PwC will be present at the Annual Meeting to respond to stockholders’ appropriate questions, and will have an opportunity, if they desire, to make a statement.

If the stockholders do not ratify the engagement of PwC at the Annual Meeting, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the selection for 2021 will stand unless the Audit Committee finds other good reason for making a change.

To ratify the selection of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2021, the votes cast “for” this proposal must exceed the votes cast “against” it. For purposes of determining the vote regarding this proposal, abstentions and broker non-votes (if any) do not constitute a vote “for” or “against” the proposal and will be disregarded in the calculation of “votes cast.” Unless you specify otherwise in your proxy, the persons you have appointed will vote your shares “FOR” ratification of the selection of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

RECOMMENDATION

Our Board recommends a vote “FOR” the ratification of PwC as the Independent Registered Public Accounting Firm.

Fees Paid to PwC

The aggregate fees billed to us for the years ended December 31, 2020 and 2019 by PwC for professional services were as follows:

	2020	2019
	($000)	($000)
Audit fees	14,526	10,223
Audit-related fees(1)	16	18
Tax fees(2)	4,506	5,226
All other fees(3)	769	88
	19,817	15,555
(1)	Includes audits of financial statements of employee benefit plans and other attestation services.
(2)	Includes fees connected with tax compliance, tax audit assistance, and tax planning. In 2020, the tax compliance fees were $2,061 (including expatriate services of $274), the tax audit assistance fees were $47, and the tax planning fees were $2,398.
(3)	Includes fees associated with the provision of technical advice related to operational aspects of certain employee benefit plans in 2020, an assessment of the information technology organization in 2019, and license fees.

54	BorgWarner Inc. 2021 Proxy Statement

Proposal 3 Ratification of Selection of Independent Registered Public Accounting Firm

Pre-Approval Policies and Procedures

Your Audit Committee has adopted procedures for pre-approving all services provided by the independent registered public accounting firm, including the fees and terms of such services. These procedures include reviewing detailed back-up documentation. The documentation includes a description of, and a budgeted amount for, particular categories of services that are recurring in nature and therefore anticipated at the time that the budget is submitted. Audit Committee approval is required to exceed the pre-approved amount for a particular category of audit services, audit-related services or tax-services, and to engage the independent registered public accounting firm for any non-audit services not included in those pre-approved amounts. For these types of pre-approval, the Audit Committee considers whether such services are consistent with the rules on auditor independence promulgated by the SEC and the PCAOB. The Audit Committee also considers whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, based on such reasons as the auditor’s familiarity with the Company’s business, people, culture, accounting systems, risk profile, and whether the services enhance the Company’s ability to manage or control risks and improve audit quality. The Audit Committee may form, and delegate pre-approval authority to, subcommittees consisting of one or more members of the Audit Committee, and such subcommittees must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All services provided by the independent registered public accounting firm were pre-approved by your Audit Committee.

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Proposal 3 Ratification of Selection of Independent Registered Public Accounting Firm

Report of the BorgWarner Inc. Audit Committee

Management of your Company is responsible for the preparation, presentation, and integrity of your Company’s consolidated financial statements and for the effectiveness of internal control over financial reporting. Management and the Company’s internal auditing department are responsible for maintaining its accounting and financial reporting principles and internal controls and procedures designed to maintain compliance with accounting standards and applicable laws and regulations. PwC was the independent registered public accounting firm for the Company in 2020 and was responsible for performing independent audits of your Company’s consolidated financial statements and of the design and effectiveness of internal control over financial reporting, and expressing an opinion on (1) the conformity of the financial statements with accounting principles generally accepted in the United States of America (“GAAP”) and (2) the effectiveness of internal control over financial reporting based on criteria established in Internal Control-Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Audit Committee is directly responsible for the selection, appointment, compensation, retention, and oversight of the independent registered public accounting firm.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and PwC the audited consolidated financial statements for the year ended December 31, 2020. The Audit Committee also has discussed with PwC the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301 “Communications with Audit Committees.” The Audit Committee received from PwC the written disclosures and the letter required by applicable standards of the PCAOB regarding the independent registered accountant’s communications with the Audit Committee concerning independence and has discussed with PwC their independence. The Audit Committee has concluded that PwC’s provision of audit and non-audit services to the Company is compatible with their independence.

The Audit Committee discussed with PwC the overall scope and plans for their audit. The Audit Committee met with PwC, with and without management present, to discuss the results of their audits, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. In addition, the Audit Committee provided guidance and oversight to the internal audit function, including the audit plan, and results of internal audit activity. The Vice President of Internal Audit has direct access to the Audit Committee to discuss any matters desired, and the Vice President of Internal Audit presented an update of internal audit activity at each regularly scheduled Audit Committee meeting.

The members of the Audit Committee are not full-time employees of your Company and are not performing the functions of auditors or accountants. It is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with GAAP, or that the Company’s independent registered public accounting firm is “independent.”

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee that are described above and in the Audit Committee’s charter, the Audit Committee recommended to our Board that the audited consolidated financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC. PwC has been retained as the Company’s independent registered public accounting firm continuously since their initial engagement in December 2008 for the audit of the 2009 financial statements. The members of the Audit Committee and our Board recommend the continued retention of PwC to serve as the Company’s independent registered public accounting firm for 2021.

BORGWARNER INC. AUDIT COMMITTEE

Michael S. Hanley Chair

Nelda J. Connors	Dennis C. Cuneo	Paul A. Mascarenas	Deborah D. McWhinney
as of November 11, 2020	through November 11, 2020

The Audit Committee Report does not constitute soliciting material. It is not considered filed by the Company and shall not be incorporated by reference into any of its other filings under the Securities Act or the Exchange Act unless we state otherwise.

56	BorgWarner Inc. 2021 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of February 16, 2021, certain information regarding beneficial ownership of common stock by those persons and entities that are known to the Company as beneficially owning more than five percent of the Company’s common stock.

		Percent
Name and Address of Beneficial Owner	Number of Shares	of Class
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	25,855,830(a)	10.8%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	19,227,736(b)	8.0%
FMR LLC 245 Summer Street Boston, MA 02210	12,587,960(c)	5.3%
(a)	Pursuant to a Schedule 13G/A dated February 8, 2021 on behalf of The Vanguard Group indicating that it had sole dispositive power for 24,766,372 shares, shared dispositive power for 1,088,858 shares, and shared voting power for 402,390 shares.
(b)	Pursuant to a Schedule 13G/A dated January 29, 2021 on behalf of BlackRock, Inc., indicating that it had sole voting power for 16,572,096 shares and sole dispositive power for 19,227,736 shares.
(c)	Pursuant to a Schedule 13G dated February 5, 2021 on behalf of FMR LLC, indicating that it had sole voting power for 1,265,635 shares and sole dispositive power for 12,587,960 shares.

www.borgwarner.com	57

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of March 1, 2021, certain information regarding the beneficial ownership of common stock by each person who was a director of the Company at December 31, 2020, each nominee for election as a director, each executive officer named in the Summary Compensation Table, and the directors and executive officers of the Company as a group.

Name of Beneficial Owner	Amount and Nature of Stock Ownership(a)	Percent of Class
Frédéric B. Lissalde	184,832	*
Kevin A. Nowlan	96,870	*
Tonit M. Calaway	41,006	*
Nelda J. Connors	0	*
Dennis C. Cuneo(b)	33,300	*
Stefan Demmerle	112,045	*
Brady D. Ericson	59,244	*
Joseph F. Fadool	115,523	*
David S. Haffner	0	*
Michael S. Hanley	12,893	*
Paul A. Mascarenas	10,593	*
Shaun E. McAlmont	0	*
John R. McKernan, Jr.	36,196	*
Deborah D. McWhinney	10,087	*
Alexis P. Michas	83,082	*
Vicki L. Sato	19,823	*
All directors and executive officers of the Company (23 persons)	867,910	*
*	Represents less than one percent.
(a)	Includes all shares with respect to which each officer or director directly, or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote or to direct voting of such shares or to dispose or to direct the disposition of such shares.
(b)	Includes 10,000 shares held by The DCC Trust.

58	BorgWarner Inc. 2021 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of the Company’s common stock. Such officers, directors, and persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file with the SEC.

One Form 4 was filed one business day late on behalf of each of Kevin A. Nowlan and Volker Weng due to delays attributable to the Company. Otherwise, based on information provided to the Company by each director and executive officer, the Company believes all beneficial ownership reports required to be filed in 2020 were timely.

Code of Ethics

The Company has long maintained a Code of Ethical Conduct, updated from time to time, which is applicable to all directors, officers, and employees of the Company. In addition, the Company has adopted a Code of Ethics for CEO and Senior Financial Officers which applies to the Company’s CEO, CFO, Treasurer, and Controller. Each of these codes is posted on the Company’s website at www.borgwarner.com. We intend to disclose any amendments to, or waivers from, a provision of our Code of Ethical Conduct or Code of Ethics for CEO and Senior Financial Officers on our website within four business days following the date of any amendment or waiver.

www.borgwarner.com	59

Proposal 4

Vote on Stockholder Proposal to Enable 10% of Shares to Request a Record Date to Initiate Stockholder Written Consent

We have been advised that a stockholder, John Chevedden, intends to present the following stockholder proposal at our Annual Meeting. We will furnish the address and share ownership of the proponent promptly upon written or oral request. The proposal will be voted on at the Annual Meeting if the proponent or a qualified representative is present at the meeting and submits the proposal for a vote. The text of the proposal and the supporting statement appear below exactly as received by us. The proposal may contain assertions about the Company or other matters that the Company believes are incorrect, but the Company has not attempted to refute all of those assertions. The Company disclaims responsibility for the accuracy and content of the proposal and supporting statement. Following the proposal are the Company’s reasons for opposing the proposal.

Proposal 4 – Improve Shareholder Written Consent Shareholders request that our board of directors take the steps necessary to enable 10% of shares to request a record date to initiate written consent.

Currently it takes the formal backing 20% of all shares in existence to do so little as request a record date. This means that it takes the formal backing of 25% of the shares that normally cast ballots at the annual meeting to do so little as to ask for a record date.

Plus any action taken by written consent would still need more than 60% supermajority approval from the shares that normally cast ballots at the annual meeting. This 60% vote requirement gives substantial protection to management entrenchment that will remain unchanged.

Enabling 10% of shares to apply for a record date for written consent at least makes sense because scores of companies permit less than 01% of shares to do so little as request a record date for written consent.

Taking action by written consent in place of a meeting is a means shareholders can use to raise important matters outside the normal annual meeting cycle like the election of a new director. For instance shareholders might determine that the poorest performing director is in need of replacement. Ms. Vicki Sato chaired the management pay committee and received the most negative votes in 2020. Ms. Sato’s negative votes were 8-times the negative votes of the best performing director as measured by the votes.

With the near universal use of online annual shareholder meetings which can be 10-minutes, shareholders no longer have the right for engagement with other shareholders, management and directors at a shareholder meeting. Shareholder meetings can now be online meetings which have an inferior format to even a Zoom meeting.

Shareholders are also severely restricted in making their views known at online shareholder meetings because all constructive questions and comments can be screened out.

For instance the Goodyear shareholder meeting was spoiled by a trigger-happy management mute button for shareholders that was used to quash constructive criticism. AT&T would not even allow shareholders to speak.

Please see:
Goodyear’s virtual meeting creates issues with shareholder https://www.crainscleveland.com/manufacturing/goodyears-virtual-meeting-creates-issues-shareholder

Please see:
AT&T investors denied a dial-in as annual meeting goes online https://whbl.com/2020/04/17/att-investors-denied-a-dial-in-as-annual-meeting-goes-onlinel1007928/

Online meetings also give management a blank check to make false statements. For instance management at scores of 2020 online annual meetings falsely stated that there were no more shareholder questions. Online shareholders were powerless to point out that their questions were not answered.

Now more than ever shareholders need to have the option to take action outside of a shareholder meeting since online shareholder meetings are an engagement and transparency wasteland.

Please vote yes:

60	BorgWarner Inc. 2021 Proxy Statement

Proposal 4 Vote on Stockholder Proposal to Enable 10% of Shares to Request a Record Date to Initiate Stockholder Written Consent

Proposal 4 - Improve Shareholder Written Consent

Our Recommendation and Response

The Board of Directors unanimously recommends that stockholders vote against Proposal 4 to reduce the ownership threshold for stockholders to act by written consent from 20% to 10%.

The proposal seeks to change a key term of a right that BorgWarner recently crafted with input from our stockholders and that stockholders then overwhelmingly approved. In 2018, BorgWarner stockholders approved, with approximately 97.7% of the shares voting on the matter voting in favor, a Board-submitted proposal to amend our Certificate of Incorporation to allow stockholders holding at least 20% of the outstanding shares to initiate action by written consent. This change was put in place following discussions with our stockholders in response to a stockholder proposal in 2017.

In our dialogue on this subject, many stockholders expressed support for allowing stockholder action by consent but setting the ownership threshold for stockholders to exercise this right at 20%, which is the same ownership threshold that is required for our stockholders to call a special meeting. The Board agreed this approach would strike a balance between enhancing the ability of stockholders to initiate stockholder action between annual meetings and limiting the risk that a small group of stockholders could attempt an action by written consent that serves a narrow agenda not favored by a meaningful proportion of stockholders, thereby protecting all of our stockholders from the potential for abuse, and the imposition of significant costs on BorgWarner, if the ownership threshold was set too low.

BorgWarner is committed to strong corporate governance and stockholder engagement which ensure Board accountability and promote long-term stockholder value. BorgWarner stockholders have meaningful rights and ability to provide input into the company’s governance practices and to engage directly with our Board of Directors. Our corporate governance practices, in addition to giving stockholders the right to act by written consent and to call special meetings, provide for annual election of directors subject to a majority voting standard, a market-standard proxy access stockholder right, and no supermajority voting provisions. We maintain an annual stockholder engagement program, and in 2020, BorgWarner reached out to its top 35 stockholders representing 68% of outstanding shares. There are ample opportunities for stockholders to express their views to our Board and senior management team throughout the year, including at our annual meeting. The Board believes the strength of our existing corporate governance framework makes a reduction of the written consent ownership threshold unnecessary.

BorgWarner believes its current 20% threshold is in line with or exceeds broader market practice. More importantly, the current threshold reflects the will of an overwhelming majority of stockholders as demonstrated by the 2018 vote on this very subject.

The Board believes the interests of our stockholders will be best served by maintaining the 20% ownership threshold to initiate the written consent process and, therefore, that a vote against this proposal is warranted.

RECOMMENDATION

Our Board recommends a vote “AGAINST” the stockholder proposal to enable 10% of shares to request a record date to initiate written consent.

RECOMMENDATION

Our Board recommends a vote “AGAINST” the stockholder proposal to enable 10% of shares to request a record date to initiate written consent.

www.borgwarner.com	61

Other Information

Proxy Statement

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of BorgWarner Inc. for the Company’s 2021 Annual Meeting of Stockholders to be held at The Ritz-Carlton, Naples located at 280 Vanderbilt Beach Road, Naples, Florida 34108 on Wednesday, April 28, 2021 at 9:00 a.m., local time, or at any adjournment or postponement thereof.

Internet Availability of Proxy Materials

As permitted by rules adopted by the SEC, we are providing our proxy statement, the form of proxy, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 to stockholders electronically via the internet. (Our Annual Report on Form 10-K for our fiscal year ended December 31, 2020, which includes our audited financial statements, is not to be regarded as proxy solicitation material.) Our proxy statement and our 2020 annual report to stockholders are available at www.proxyvote.com.

On or about March 19, 2021, we will initiate delivery of proxy materials to our stockholders of record as of the close of business on March 1, 2021 via (1) a notice containing instructions on how to access materials online, (2) a paper copy mailing, or (3) e-mail distribution. If you received a notice containing access instructions by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice we sent provides instructions on how to access and review all of the important information contained in the proxy materials. The notice also provides instructions on how you can submit your proxy over the internet or by telephone. If you received a notice containing access instructions by mail and would like to receive a printed copy of our proxy materials or elect to receive the materials via e-mail in the future, please follow the instructions included in the notice. If you received a printed copy of proxy materials by mail and would instead like to register to receive a notice of internet availability of proxy materials in the future, you can do so by any of the methods that follow:

INTERNET	TELEPHONE	E-MAIL

Access the internet, go to www.proxyvote.com and follow the enrollment instructions.	Call us free of charge at 1-800-579-1639 from within the United States or Canada.	Send us an e-mail at sendmaterial@proxyvote.com, using the control number on your proxy card as the subject line, and state whether you wish to receive a paper or e-mail copy of our proxy materials and whether your request is for this meeting only or all future meetings.

Record Date and Shares Outstanding

Only stockholders of record at the close of business on March 1, 2021 are entitled to vote at the meeting. As of such date, there were 239,021,056 outstanding shares of common stock. A list of all record holders of our stock will be available for examination by stockholders during normal business hours at 3850 Hamlin Road, Auburn Hills, Michigan 48326 at least ten days prior to the Annual Meeting and will also be available for examination at the Annual Meeting. On each matter considered at our Annual Meeting, you are entitled to one vote for each of your shares of common stock.

Voting

You have a choice of voting over the internet, by telephone, in person, or by using a traditional proxy card.

•	To vote by internet, go to www.proxyvote.com and follow the instructions there. You will need the number included on your proxy card, voter instruction form, or notice containing access instructions.

•	To vote by telephone, stockholders of record should dial 1-800-690-6903 and follow the instructions. Beneficial holders should dial the phone number listed on your voter instruction form. You will need the number included on your proxy card, voter instruction form, or notice.

•	To vote in person, you can attend and vote at the Annual Meeting.

•	If you received a paper copy of a proxy card or voter instruction form, you can mark, sign, and date the proxy card and return it in the envelope that was provided to you.

62	BorgWarner Inc. 2021 Proxy Statement

Other Information

The deadline for voting by telephone or internet is 11:59 p.m. Eastern Daylight Time on April 27, 2021.

If you properly sign and return your signed proxy card, or vote by telephone, or by the internet before the Annual Meeting, we will vote your shares as you direct. Any proxy returned without specification as to any matter will be voted as to each proposal in accordance with the recommendation of our Board.

If you hold your stock in “street name”, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker. If you are a stockholder of record, you may change or revoke your vote at any time before the vote is taken by delivering a written notice of revocation to the Secretary of the Company or by submitting another vote on or before April 28, 2021 (including a vote in person at the Annual Meeting). For all methods of voting, your last vote cast will supersede all of your previous votes.

The election inspectors will tabulate the votes cast prior to the meeting and at the meeting to determine whether a quorum is present. The presence in person or by proxy of the holders of a majority of common stock will constitute a quorum. A quorum is necessary to transact business at the Annual Meeting. Shares of common stock represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee that are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as present and entitled to vote for purposes of determining the presence of a quorum.

Required Vote

With respect to Proposal 1, our By-laws require that a director nominee will be elected in an uncontested election only if he or she receives a majority of the votes cast with respect to his or her election (that is, the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). Each of our director nominees is currently serving on our Board. If a nominee who is currently serving as a director is not re-elected, Delaware law provides that the director would continue to serve on our Board as a “holdover director.” Under our By-laws and Corporate Governance Guidelines, each director submits an advance, contingent, and irrevocable resignation that our Board may accept if stockholders do not re-elect the director. In that situation, our Corporate Governance Committee would make a recommendation to our Board about whether to accept or reject the resignation or whether to take other action. Our Board would act on the Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date that the election results were certified.

If you hold your stock in street name, your brokerage firm or other nominee may not vote your shares with respect to the election of directors without specific instructions from you as to how to vote with respect to the election of each of the nine nominees for director. These are called broker non-votes. Abstentions and broker non-votes represented by submitted proxies will not be taken into account in determining the outcome of the election of directors.

Each of Proposal 2 (the advisory vote on executive compensation), Proposal 3 (stockholder ratification of the selection of our auditors), and Proposal 4 (a stockholder proposal) requires the affirmative vote of a majority of the votes cast to be approved. Accordingly, an abstention or a broker non-vote will have no effect on the outcome of any of those proposals.

Proposal 2 is an advisory vote. Even though your vote with respect to Proposal 2 is advisory and therefore will not be binding on the Company, the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation. At the Annual Meeting of Stockholders held in 2017, stockholders selected annual frequency for stockholder consideration of executive compensation on an advisory basis. Stockholders must reconsider the desired frequency of such consideration in 2023.

We expect that only Proposal 3 will be considered “routine” under the rules of the NYSE. Therefore, your brokerage firm or other nominee may not vote your shares with respect to Proposals 1, 2, or 4 without specific instructions from you as to how to vote. As to Proposal 3, however, we expect that your brokerage firm or other nominee may vote your shares without specific instructions from you as to how to vote.

Householding Information

We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, a single copy of our annual report to stockholders, our proxy statement, or our Notice of Internet Availability of Proxy Materials, as applicable, will be sent to any household at which two or more stockholders reside, unless one of the stockholders at that address notifies us that they wish to receive individual copies. This procedure reduces our printing costs and fees. Stockholders who participate in householding will continue to receive separate proxy cards. Householding will not affect dividend check mailings, if any, in any way.

We will deliver promptly upon written or oral request a separate copy of our annual report to stockholders, our proxy statement or our Notice of Internet Availability of Proxy Materials, as applicable, to any stockholder at a shared address to which a single copy of those documents was delivered. If you share an address with another stockholder and you wish to receive a separate copy of any of those documents, you may inform us of your wish by contacting Investor Relations, 3850 Hamlin Road, Auburn Hills, Michigan 48326 (tel: 1-248-754-9200). Similarly, if you share an address with another stockholder that is receiving multiple copies and wish to request that the number of copies of those documents being delivered to that address be reduced to a single copy, you may inform us of your wish by contacting Investor Relations at the above address and telephone number.

www.borgwarner.com	63

Other Information

Expenses of Solicitation

The cost of solicitation of proxies will be borne by the Company. In addition to solicitation of proxies through the internet and by use of the mails, proxies may be solicited by directors, officers, and regularly engaged employees of the Company. None of these directors, officers, or employees will receive any extra compensation or will enter into any contract or arrangement for doing so. We have also retained Alliance Advisors L.L.C. to assist us in soliciting proxies for a fee of $11,000 plus reasonable out-of-pocket expenses. Brokers, nominees, and other similar record holders will be requested to forward solicitation material and will be reimbursed by the Company upon request for their reasonable out-of-pocket expenses.

Stockholder Proposals

Stockholder proposals that are intended to be presented at the 2022 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received by the Company on or before November 19, 2021, for inclusion in the proxy statement relating to that meeting.

A stockholder who intends to present business, including the election of a director, at the 2022 Annual Meeting of Stockholders other than pursuant to Rule 14a-8, must comply with the requirements set forth in the Company’s By-laws. Among other things, under the Company’s By-laws, to bring business before an Annual Meeting, a stockholder must give written notice to the Secretary of the Company at the principal offices of the Company not less than 90 days and not more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting. Therefore, for stockholder proposals to be presented at the 2022 Annual Meeting of Stockholders other than pursuant to Rule 14a-8, the Company must receive notice no sooner than December 29, 2021, and no later than January 28, 2022. The notice should contain: the reason for conducting such business; any material interest in such business the stockholder has; the name and address of the stockholder proposing such business as it appears in the Company’s books; and the number of shares of the Company that are beneficially owned by the stockholder. Stockholders should consult the Company’s By-laws to ensure that all of the specific requirements of such notice are met.

Available Information on Corporate Governance and SEC Filings

Through its website (www.borgwarner.com), the Company makes available, free of charge, the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, all amendments to those reports, and other filings with the SEC, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The Company also makes the following documents available on its website: the Audit Committee Charter; the Compensation Committee Charter; the Corporate Governance Committee Charter; the Company’s Corporate Governance Guidelines; the Company’s Code of Ethical Conduct; and the Company’s Code of Ethics for CEO and Senior Financial Officers. You may also obtain a copy of any of the foregoing documents, free of charge, if you submit a written request to Investor Relations, 3850 Hamlin Road, Auburn Hills, Michigan 48326.

No person is authorized to give any information, or make any representation, other than that contained in this proxy statement, and if given or made, such information may not be relied upon as having been authorized.

Other Matters

The Company is not aware of any business to come before this Annual Meeting other than the matters described in this proxy statement. However, if any other matters should properly come before this meeting, votes pursuant to the proxy will be cast thereon in accordance with the discretion of the persons named in the accompanying proxy.

64	BorgWarner Inc. 2021 Proxy Statement

Appendices

Appendix A — Non-GAAP Reconciliations

Net Sales Reconciliation to Relative Revenue Growth

The Company defines relative revenue growth as (a) the annual change in revenue, excluding the impact of changes in currency exchange rates and acquisition and divestiture activity, less (b) the annual change in industry vehicle production, weighted to reflect the Company’s relative participation in the vehicle markets of the various regions of the world and the Company’s relative participation in the passenger car and commercial vehicle markets. The Company determines the change in industry vehicle production using data published by IHS Automotive, a leading global automotive research firm.

	Year Ended	Year Ended	%
($ in millions)	December 31, 2020	December 31, 2019	Change
Net Sales	$10,165	$10,168	(0.0%)
Non-comparable items:
Foreign currency	(22)
Thermostat divestiture		(30)
Delphi Technologies acquisition	(1,120)
Adjusted Sales	$9,023	$10,138	(11.0%)
% Increase (Decrease) in Adjusted Sales			(11.0%)
% Increase (Decrease) in Vehicle Market Production			(17.3%)
Relative Revenue Growth			6.3%

Operating Income and Margin Reconciliation to Adjusted Operating Income and Margin

		Year Ended
($ in millions)		December 31, 2020
A.	Net Sales	$10,165
B.	Operating Income	$618
C.	Operating Margin (B divided by A)	6.1%
D.	Adjustments to Operating Income:
Restructuring expense		203
Merger, acquisition and divestiture expense		96
Intangible asset accelerated amortization		38
Amortization of inventory step-up		27
Asset impairment and loss on divestiture		17
Net gain on insurance recovery for property damage		(9)
E.	Adjusted Operating Income (B plus D)	$990
F.	Adjusted Operating Margin (E divided by A)	9.7%

Net Cash Provided by Operating Activities Reconciliation to Free Cash Flow

		Year Ended
($ in millions)		December 31, 2020
A.	Net cash provided by operating activities	$1,184
B.	Capital expenditures, including tooling outlays	441
C.	Free cash flow (A minus B)	$743

www.borgwarner.com	65

BORGWARNER INC.
ATTN: FAVIOLA BOGEN
3850 HAMLIN RD.
AUBURN HILLS, MI 48326

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. EDT on April 27, 2021 for shares held directly and by 11:59 P.M. EDT on April 25, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. EDT on April 27, 2021 for shares held directly and by 11:59 P.M. EDT on April 25, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors

	Nominees	For	Against	Abstain

1A	Nelda J. Connors	☐	☐	☐

1B	Dennis C. Cuneo	☐	☐	☐

1C	David S. Haffner	☐	☐	☐

1D	Michael S. Hanley	☐	☐	☐

1E	Frederic B. Lissalde	☐	☐	☐

1F	Paul A. Mascarenas	☐	☐	☐

1G	Shaun E. McAlmont	☐	☐	☐

1H	Deborah D. McWhinney	☐	☐	☐

1I	Alexis P. Michas	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2.	Advisory approval of the compensation of our named executive officers.	☐	☐	☐

3.	Ratify the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for 2021.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:		For	Against	Abstain

4.	Stockholder proposal to enable 10% of shares to request a record date to initiate stockholder written consent.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report on Form 10-K is/are available at www.proxyvote.com

BORGWARNER INC.
Annual Meeting of Stockholders
April 28, 2021 9:00 AM EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Tonit M. Calaway and Tamika A. Frimpong, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BORGWARNER INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 09:00 AM EDT on April 28, 2021, at The Ritz-Carlton, Naples located at 280 Vanderbilt Beach Road, Naples, Florida 34108, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

BORGWARNER INC. ATTN: FAVIOLA BOGEN 3850 HAMLIN RD. AUBURN HILLS, MI 48326	Your Vote Counts! BORGWARNER INC. 2021 Annual Meeting Vote by April 27, 2021 11:59 PM ET. For shares held in a Plan, vote by April 25, 2021 11:59 PM ET.

You invested in BORGWARNER INC. and it's time to vote!
You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on April 28, 2021.

Get informed before you vote
View the Notice & Proxy Statement, Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 14, 2021. If you would like to request a copy of the material(s) for this and/or future shareholder meetings you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit www.ProxyVote.com
Control #

Smartphone users Point your camera here and vote without entering a control number	Vote in Person at the Meeting* April 28, 2021 9:00 AM EDT
The Ritz-Carlton, Naples 280 Vanderbilt Beach Road Naples, Florida 34108

*Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the
upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Board
Voting Items		Recommends
1.	Election of Directors
Nominees:
1A	Nelda J. Connors	For
1B	Dennis C. Cuneo	For
1C	David S. Haffner	For
1D	Michael S. Hanley	For
1E	Frederic B. Lissalde	For
1F	Paul A. Mascarenas	For
1G	Shaun E. McAlmont	For
1H	Deborah D. McWhinney	For
1I	Alexis P. Michas	For
2.	Advisory approval of the compensation of our named executive officers.	For
3.	Ratify the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for 2021.	For
4.	Stockholder proposal to enable 10% of shares to request a record date to initiate stockholder written consent.	Against
NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”.

BORGWARNER INC. ATTN: FAVIOLA BOGEN 3850 HAMLIN RD. AUBURN HILLS, MI 48326	Your Vote Counts! BORGWARNER INC. 2021 Annual Meeting Vote by April 27, 2021 11:59 PM ET. For shares held in a Plan, vote by April 25, 2021 11:59 PM ET.

You invested in BORGWARNER INC. and it's time to vote!
You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on April 28, 2021.

Get informed before you vote
View the Notice & Proxy Statement, Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 14, 2021. If you would like to request a copy of the material(s) for this and/or future shareholder meetings you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit www.ProxyVote.com
Control #

Vote in Person at the Meeting* April 28, 2021 9:00 AM EDT
Smartphone users Point your camera here and vote without entering a control number	Vote by Mail Submit with your prepaid envelope	Vote by Phone 800-690-6903	The Ritz-Carlton, Naples 280 Vanderbilt Beach Road Naples, Florida 34108

*Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

BORGWARNER INC.
Annual Meeting of Stockholders
April 28, 2021 9:00 AM EDT
This proxy is solicited by the Board of Directors
The stockholder(s) hereby appoint(s) Tonit M. Calaway and Tamika A. Frimpong, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BORGWARNER INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 09:00 AM EDT on April 28, 2021, at The Ritz-Carlton, Naples located at 280 Vanderbilt Beach Road, Naples, Florida 34108, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Board
Voting Items		Recommends	Voting Options
1.	Election of Directors
Nominees:
1A	Nelda J. Connors	For	For	Against	Abstain
1B	Dennis C. Cuneo	For
1C	David S. Haffner	For
1D	Michael S. Hanley	For
1E	Frederic B. Lissalde	For
1F	Paul A. Mascarenas	For
1G	Shaun E. McAlmont	For
1H	Deborah D. McWhinney	For
1I	Alexis P. Michas	For
2.	Advisory approval of the compensation of our named executive officers.	For	For	Against	Abstain
3.	Ratify the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for 2021.	For
4.	Stockholder proposal to enable 10% of shares to request a record date to initiate stockholder written consent.	Against	For	Against	Abstain
NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature	Date	Signature (Joint Owners)	Date

Hextone, Inc. P.O. Box 9142 Farmingdale, NY 11735	Your Vote Counts! BORGWARNER INC. 2021 Annual Meeting Vote by April 27, 2021 11:59 PM ET

You invested in BORGWARNER INC. and it's time to vote!
You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on April 28, 2021.

Get informed before you vote
View the Notice & Proxy Statement, Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 14, 2021. If you would like to request a copy of the material(s) for this and/or future shareholder meetings you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit www.ProxyVote.com
Control #

Smartphone users Point your camera here and vote without entering a control number	Vote in Person at the Meeting* April 28, 2021 9:00 AM EDT
The Ritz-Carlton, Naples 280 Vanderbilt Beach Road Naples, Florida 34108

*If you choose to vote these shares in person at the meeting, you must request a “legal proxy.” To do so, please follow the instructions at www.ProxyVote.com or request a paper copy of the materials, which will contain the appropriate instructions. Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Board
Voting Items		Recommends
1.	Election of Directors
Nominees:
1A	Nelda J. Connors	For
1B	Dennis C. Cuneo	For
1C	David S. Haffner	For
1D	Michael S. Hanley	For
1E	Frederic B. Lissalde	For
1F	Paul A. Mascarenas	For
1G	Shaun E. McAlmont	For
1H	Deborah D. McWhinney	For
1I	Alexis P. Michas	For
2.	Advisory approval of the compensation of our named executive officers.	For
3.	Ratify the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for 2021.	For
4.	Stockholder proposal to enable 10% of shares to request a record date to initiate stockholder written consent.	Against
NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Under New York Stock Exchange rules, brokers may vote “routine” matters at their discretion if your voting instructions are not communicated to us at least 10 days before the meeting. We will nevertheless follow your instructions, even if the broker’s discretionary vote has already been given, provided your instructions are received prior to the meeting date.

Hextone, Inc. P.O. Box 9142 Farmingdale, NY 11735	Your Vote Counts! BORGWARNER INC. 2021 Annual Meeting Vote by April 27, 2021 11:59 PM ET

You invested in BORGWARNER INC. and it's time to vote!
You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on April 28, 2021.

Get informed before you vote
View the Notice & Proxy Statement, Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 14, 2021. If you would like to request a copy of the material(s) for this and/or future shareholder meetings you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit www.ProxyVote.com
Control #

Vote in Person at the Meeting* April 28, 2021 9:00 AM EDT
Smartphone users Point your camera here and vote without entering a control number	Vote by Mail Submit with your prepaid envelope	Vote by Phone 800-690-6903	The Ritz-Carlton, Naples 280 Vanderbilt Beach Road Naples, Florida 34108

*If you choose to vote these shares in person at the meeting, you must request a “legal proxy.” To do so, please follow the instructions at www.ProxyVote.com or request a paper copy of the materials, which will contain the appropriate instructions. Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.
Check this box if you plan to attend the meeting and vote 11:59 PM ET your shares. To ensure entry, you should review the meeting attendance requirements in the proxy statement.

Board
Voting Items		Recommends	Voting Options
1.	Election of Directors
Nominees:
1A	Nelda J. Connors	For	For	Against	Abstain
1B	Dennis C. Cuneo	For
1C	David S. Haffner	For
1D	Michael S. Hanley	For
1E	Frederic B. Lissalde	For
1F	Paul A. Mascarenas	For
1G	Shaun E. McAlmont	For
1H	Deborah D. McWhinney	For
1I	Alexis P. Michas	For
2.	Advisory approval of the compensation of our named executive officers.	For	For	Against	Abstain
3.	Ratify the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for 2021.	For
4.	Stockholder proposal to enable 10% of shares to request a record date to initiate stockholder written consent.	Against	For	Against	Abstain
NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Under New York Stock Exchange rules, brokers may vote “routine” matters at their discretion if your voting instructions are not communicated to us at least 10 days before the meeting. We will nevertheless follow your instructions, even if the broker’s discretionary vote has already been given, provided your instructions are received prior to the meeting date.

Signature	Date